UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )
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CAMDEN PROPERTY TRUST

(Name of Registrant as Specified In Its Charter)

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CAMDEN PROPERTY TRUST
3 Greenway Plaza, Suite 1300
Houston, Texas 77046

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:	May 6, 2009
Time:	10:00 a.m., central time
Place:	Renaissance Hotel 6 East Greenway Plaza Houston, Texas
Matters to be voted on:
1.	To elect ten trust managers to hold office for a one-year term;

2.	To ratify Deloitte & Touche LLP as our independent registered public accountants for 2009; and

3.	To act on any other matter that may properly come before the meeting.
The board of trust managers recommends you vote FOR each of the nominees for trust manager. The audit committee, which has the sole authority to retain our independent registered public accountants, recommends you vote FOR the ratification of Deloitte & Touche LLP as our independent registered public accountants for 2009.
Shareholders who are holders of record of common shares at the close of business on March 16, 2009 will be entitled to vote at the annual meeting.
We are pleased to take advantage of the Securities and Exchange Commission rules allowing us to furnish proxy materials on the Internet to shareholders who hold their shares in “street name.” On or about March 27, 2009, we intend to mail to these holders a notice containing instructions on how to access our 2009 proxy statement and annual report. The notice also contains instructions on how these holders can request a paper copy of these documents if they desire, and how they can enroll in e-delivery. If you received your annual materials via email, the email contains voting instructions and links to the annual report and proxy statement on the Internet.
If you hold your shares in your own name, you will continue to receive paper copies of the 2009 proxy statement and annual report and should vote either by telephone or by filling out, signing and dating the proxy card and returning it in the enclosed postage pre-paid envelope. If you attend the annual meeting, you may change your vote or revoke your proxy by voting your shares in person. If you cannot attend the meeting, you can still listen to the meeting, which will be webcast and available at the investor relations section of our website at www.camdenliving.com.
Please contact our investor relations department at (800) 922-6336 or (713) 354-2787 if you have any questions.

By Order of the Board of Trust Managers,

Dennis M. Steen Senior Vice President-Finance, Chief Financial Officer and Secretary
March 23, 2009
Important Notice Regarding Availability of Proxy Materials for our
Annual Meeting of Shareholders to be held on May 6, 2009
The proxy statement and annual report to shareholders are available at www.proxyvote.com and in the investor relations section of our website at www.camdenliving.com under “SEC Filings.”

INTRODUCTION
The board of trust managers is soliciting proxies to be used at the annual meeting. This proxy statement and form of proxy are first being sent on or about March 27, 2009 to all shareholders of record who hold their shares in their own names on March 16, 2009, the record date for the shareholders entitled to vote at the annual meeting.
The complete mailing address of our executive offices is 3 Greenway Plaza, Suite 1300, Houston, Texas 77046.
INFORMATION ABOUT VOTING AND THE ANNUAL MEETING
Shares Outstanding
All shareholders of record on the close of business on March 16, 2009 are entitled to vote at the annual meeting. On March 16, 2009, we had 53,729,135 common shares outstanding. Each share is entitled to one vote.
Availability of Proxy Materials
We are making this proxy statement and related proxy materials available on the Internet to shareholders who hold their shares in “street name” under the Security and Exchange Commission’s (“SEC”) rule allowing companies to furnish proxy materials to shareholders using the Internet. This rule removes the requirement for public companies to automatically send shareholders a full, hard-copy set of proxy materials and allows them instead to deliver to their shareholders a “Notice of Internet Availability of Proxy Materials” and to provide online access to the documents. We mailed a “Notice of Internet Availability of Proxy Materials” on or about March 27, 2009 to all shareholders of record who hold their shares in “street name” on March 16, 2009, the record date for the shareholders entitled to vote at the annual meeting.
This proxy statement and the form of proxy are being made available to shareholders on or about March 27, 2009 in the investor relations section of our website at www.camdenliving.com under “SEC Filings” and to beneficial holders who hold their shares in “street name” at www.proxyvote.com. Shareholders who hold their shares in “street name” may also request a printed copy of this proxy statement and the form of proxy by any of the following methods: (a) telephone at 1-800-579-1639; (b) internet at www.proxyvote.com; or (c) e-mail at sendmaterial@proxyvote.com. Our annual report to shareholders, including financial statements, for the fiscal year ended December 31, 2008 is being made available at the same time and by the same methods. The annual report is not to be considered as a part of the proxy solicitation material or as having been incorporated by reference.
Voting
If your shares are held by a bank, broker or other nominee (i.e., in “street name”), you may be eligible to vote your shares electronically over the Internet by following the instructions on the Notice of Internet Availability of Proxy Materials. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.
If you properly sign and return your proxy card or complete your proxy via the Internet, your shares will be voted as you direct. If you sign and return your proxy but do not specify how you want your shares voted, they will be voted FOR the election of all nominees for trust manager as set forth under “Election of Trust Managers” and FOR the ratification of Deloitte & Touche LLP as our independent registered public accountants for 2009.
You may revoke your proxy and change your vote at any time before the annual meeting by submitting a written notice to our Secretary, by submitting a later dated and properly executed proxy (including by means of a telephone or Internet vote) or by voting in person at the annual meeting.
Under New York Stock Exchange (“NYSE”) rules, the proposals to elect trust managers and to ratify the appointment of independent registered public accountants are considered “discretionary” items. This means that brokerage firms may vote in their discretion on these matters on behalf of clients who have not furnished voting instructions at least 10 days before the date of the meeting.

How Votes Are Counted
The meeting will be held if a quorum is represented in person or by proxy at the meeting. A quorum is a majority of our outstanding common shares entitled to vote. If you return a signed proxy card, your shares will be counted for the purpose of determining whether there is a quorum. We will treat failures to vote, referred to as abstentions, as shares present and entitled to vote for quorum purposes. However, abstentions will not be counted as votes cast on a proposal and have no effect on the result of the vote on such proposal. A withheld vote is the same as an abstention.
Broker non-votes occur when proxies submitted by a broker, bank or other nominee holding shares in “street name” do not indicate a vote for a proposal because they do not have discretionary voting authority and have not received instructions as to how to vote on the proposal. We will treat broker non-votes as shares that are present and entitled to vote for quorum purposes. However, broker non-votes will not be counted as votes cast on a proposal and will have no effect on the result of the vote on the proposal.
Proxy Solicitation Costs
We will pay all of the costs of soliciting proxies. Some of our trust managers, officers and other employees may solicit proxies personally or by telephone, mail, facsimile or other electronic means of communication. They will not be specially compensated for these solicitation activities. We do not expect to pay any fees for the solicitation of proxies, but may pay brokerage firms and other custodians for their reasonable expenses for forwarding solicitation materials to the beneficial owners of shares.
Other Business
We do not know of any matter to be presented or acted upon at the meeting, other than the proposals described in this proxy statement. If any other matter is presented at the meeting on which a vote may be properly taken, the shares represented by proxies will be voted in accordance with the judgment of the persons named as proxies on the accompanying proxy card.

GOVERNANCE OF THE COMPANY
Board Independence and Meetings
Our board of trust managers believes the purpose of corporate governance is to ensure we maximize shareholder value in a manner consistent with legal requirements and the highest standards of integrity. The board has adopted and adheres to corporate governance practices the board and senior management believe promote this purpose, are sound and represent best practices. We continually review these governance practices, the rules and listing standards of the NYSE and SEC regulations, as well as best practices suggested by recognized governance authorities.
Currently, our board of trust managers has ten members. To determine which of its members are independent, the board used the independence standards adopted by the NYSE for companies listed on such exchange and also considered whether a trust manager had any other past or present relationships with us that created conflicts or the appearance of conflicts. The board determined that no trust manager, other than Richard J. Campo and D. Keith Oden, each of whom is employed by us, had any material relationship with us under the NYSE standards or any such other relationship required to be disclosed under Item 404(a) of Regulation S-K. As a result, we have a majority of independent trust managers on our board as required by the listing requirements of the NYSE.
The board of trust managers met either in person or by conference call eight times in 2008. All of the trust managers attended 75% or more of meetings of the board and the committees on which they served during 2008. We encourage all of our trust managers to attend the annual meeting. At the time of last year’s annual meeting, our board of trust managers had nine members and all of them attended last year’s meeting in person.
Executive Sessions
Independent trust managers have regularly scheduled executive sessions in which they meet without the presence of management. These executive sessions typically occur before or after each regularly scheduled meeting of the board. Any independent trust manager may request an additional executive session be scheduled. The presiding trust manager over these executive sessions is Lewis A. Levey, the Lead Independent Trust Manager.
Share Ownership Guidelines
The board of trust managers has adopted a share ownership policy for trust managers. The policy provides for a minimum beneficial ownership target of our common shares with a market value of $250,000 within three years of joining the board. All trust managers who have served on the board for three or more years currently meet this ownership target.
Committees of the Board of Trust Managers
The board of trust managers has established five committees. Information regarding these committees is set forth below.
Audit Committee. The current members of the audit committee are Scott S. Ingraham (Chair), Lewis A. Levey and Kelvin R. Westbrook. Each member of the audit committee satisfies the requirements for independence set forth in Rule 10A-3(b)(1) of the Securities Exchange Act of 1934 and the NYSE’s listing standards. The board of trust managers, after reviewing all of the applicable facts, circumstances and attributes, has determined Mr. Ingraham is an “audit committee financial expert,” as such term is defined in Item 407(d)(5)(i) of Regulation S-K.
The audit committee operates under a written charter adopted by the board, which was last amended on February 19, 2009. The audit committee reviews and assesses the adequacy of its charter on an annual basis. A copy of the charter is available on the investor relations section of our website at www.camdenliving.com under “Corporate Governance.” The Report of the Audit Committee is set forth beginning on page 40 of this proxy statement.

The audit committee’s responsibilities include assisting the board in overseeing the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent registered public accountants’ qualifications and independence and the performance of our independent registered public accountants. In addition, the audit committee reviews, as it deems appropriate, the adequacy of our systems of disclosure controls and internal controls regarding financial reporting and accounting. In accordance with its charter, the audit committee has the sole authority to appoint and replace the independent registered public accountants, who report directly to the audit committee, approve the engagement fee of the independent registered public accountants and pre-approve the audit services and any permitted non-audit services the independent registered public accountants may provide to us. During 2008, no member of the audit committee served on more than two other public company audit committees. The audit committee met six times in 2008.
Compensation Committee. The current members of the compensation committee are William R. Cooper, Scott S. Ingraham and Lewis A. Levey (Chair). Each member of the compensation committee satisfies the requirements for independence set forth in the NYSE’s listing standards. The compensation committee operates under a written charter adopted by the board, which was last amended on February 19, 2009. The compensation committee reviews and assesses the adequacy of its charter on an annual basis. A copy of the charter is available on the investor relations section of our website at www.camdenliving.com under “Corporate Governance.” The compensation committee’s responsibilities include overseeing our compensation programs and practices and determining compensation for our executive officers. The compensation committee met seven times in 2008.
Nominating Committee. The current members of the nominating committee are William R. Cooper (Chair), Scott S. Ingraham and Steven A. Webster. Each member of the nominating committee satisfies the requirements for independence set forth in the NYSE’s listing standards. The nominating committee operates under a written charter adopted by the board, which was last amended on February 19, 2009. The nominating committee reviews and assesses the adequacy of its charter on an annual basis. A copy of the charter is available on the investor relations section of our website at www.camdenliving.com under “Corporate Governance.” The nominating committee’s responsibilities include selecting the trust manager nominees for election at annual meetings of shareholders. The nominating committee met two times in 2008.
Corporate Governance Committee. The current members of the corporate governance committee are William B. McGuire, Jr., F. Gardner Parker, William F. Paulsen and Steven A. Webster (Chair). Each member of the corporate governance committee satisfies the requirements for independence set forth in the NYSE’s listing standards. The corporate governance committee operates under a written charter adopted by the board, which was last amended on February 19, 2009. The corporate governance committee reviews and assesses the adequacy of its charter on an annual basis. A copy of the charter is available on the investor relations section of our website at www.camdenliving.com under “Corporate Governance.” The corporate governance committee’s responsibilities include ensuring the board of trust managers and management are appropriately constituted to meet their fiduciary obligations to our shareholders and us by developing and implementing policies and processes regarding corporate governance matters. The corporate governance committee met one time in 2008.
Executive Committee. The current members of the executive committee are Richard J. Campo (Chair), William R. Cooper and Steven A. Webster. The executive committee may approve the acquisition and disposal of investments and the execution of contracts and agreements, including those related to the borrowing of money. The executive committee may also exercise all other powers of the trust managers, except for those that require action by all trust managers or the independent trust managers under our declaration of trust or bylaws or under applicable law. The executive committee did not meet in 2008.

Consideration of Trust Manager Nominees
Shareholder Nominees. The policy of the nominating committee is to consider properly submitted shareholder nominations for candidates for membership on our board. In evaluating such nominations, the nominating committee seeks to achieve a balance of knowledge, experience and capability on the board and to address the membership criteria described below under “Trust Manager Qualifications.” Any shareholder nomination proposed for consideration by the nominating committee should include the nominee’s name and qualifications for board membership and should be addressed to:
Corporate Secretary
Camden Property Trust
3 Greenway Plaza, Suite 1300
Houston, Texas 77046
In addition, our bylaws permit nominations of trust managers at any annual meeting of shareholders by the board or a committee of the board or by a shareholder of record entitled to vote at the annual meeting. In order for a shareholder to make a nomination, the shareholder must provide a notice along with the additional information and material required by our bylaws to our corporate secretary at the address set forth above not less than 60 nor more than 90 days prior to the date of the applicable annual meeting. However, if less than 70 days notice or prior public disclosure of the date of the meeting is made, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the applicable annual meeting was mailed or such public disclosure of the date of such annual meeting was made, whichever first occurs. You may obtain a copy of the full text of the bylaw provision by writing to our corporate secretary at the address set forth above. A copy of our bylaws has been filed with the SEC as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 1997 and an amendment thereto has been filed with the SEC as an exhibit to our Current Report on Form 8-K dated May 2, 2006.
Trust Manager Qualifications. Our Guidelines on Governance contain board membership criteria that apply to the nominating committee’s nominees for a position on our board. Under these criteria, a majority of the board must be comprised of independent trust managers. Also, trust managers should be persons of integrity, with significant accomplishments and recognized business stature who will bring a diversity of perspectives to the board. In addition, board members should possess such attributes and experience as are necessary to provide a broad range of personal characteristics, including diversity, management skills and business expertise. Trust managers should also be able to commit the requisite time for preparation and attendance at regularly scheduled board and committee meetings, as well as be able to participate in other matters necessary to good corporate governance.
Limits on Service on Other Boards. In the Guidelines on Governance, the board recognized its members benefit from service on the boards of other companies. We encourage that service but also believe it is critical trust managers have the opportunity to dedicate sufficient time to their service on the board. To that end, the Guidelines on Governance provide that employee trust managers may not serve on more than two public company boards in addition to our board. Individuals who serve on more than six other public company boards will not normally be asked to join the board and individuals who serve on more than two other public company audit committees will not normally be asked to join the audit committee unless, in any such case, the board determines such simultaneous service would not impair the ability of such individual to effectively serve on the board or the audit committee.
Term Limits; Retirement Age. Trust managers hold office for one-year terms. The Guidelines on Governance provide, as a general matter, non-employee trust managers will not stand for election to a new term of service at any annual meeting following their 75th birthday. The board may approve exceptions to this practice when it believes it is in our interest to do so. The board does not believe it should establish term limits for trust manager service, instead preferring to rely upon the mandatory retirement age and the evaluation procedures described below as the primary methods of ensuring each trust manager continues to act in a manner consistent with the best interests of us, our shareholders and the board. The board believes term limits have the disadvantage of losing the contribution of trust managers who have been able to develop, over a period of time, increasing insight into our operations and us and, therefore, provide an increasing contribution to the board as a whole.
Criteria for Nomination to the Board. The nominating committee has adopted criteria for nomination to the board. Under these criteria, trust managers should be of the highest ethical character and share Camden’s values, should have personal and professional reputations consistent with our reputation, should have relevant expertise and experience and be able to offer advice and guidance to management based on that expertise and experience, should be able to serve without the appearance of any conflict of interest and independent of any constituency so to be able to represent all of our shareholders, should be committed to Camden’s success and welfare and the long-term interests of our shareholders, should be willing to apply sound and independent business judgment and should have time available to devote to Camden activities.

Identifying and Evaluating Nominees. The nominating committee regularly assesses the appropriate size of the board, and whether any vacancies on the board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the nominating committee will utilize a variety of methods for identifying and evaluating nominees for trust manager. Candidates may come to the attention of the nominating committee through current board members, professional search firms, shareholders or other persons. These candidates will be evaluated at regular or special meetings of the nominating committee, and may be considered at any point during the year. As described above, the nominating committee will consider properly submitted shareholder nominations for candidates to the board. Following verification of the shareholder status of persons proposing candidates, recommendations will be aggregated and considered by the nominating committee at a regularly scheduled meeting, which is generally the first meeting prior to the issuance of the proxy statement for our annual meeting. If any materials are provided by a shareholder in connection with the nomination of a trust manager candidate, such materials will be forwarded to the nominating committee. The nominating committee may also review materials provided by professional search firms or other parties, and/or utilize the findings or recommendations of a search committee composed of other trust managers, in connection with a nominee who is not proposed by a shareholder. In evaluating such nominations, the nominating committee will seek to achieve a balance of knowledge, experience and capability on the board.
Each of the nominees for election to our board this year has previously served as a member of our board.
Guidelines on Governance and Codes of Ethics
Our board of trust managers has adopted Guidelines on Governance to address significant corporate governance issues. These guidelines provide a framework for our corporate governance initiatives and cover a variety of topics, including the role of our board, board selection and composition, board committees, board operation and structure, board orientation and evaluation, board planning and oversight functions and executive share ownership. The corporate governance committee is responsible for overseeing and reviewing the guidelines and reporting and recommending to the board any changes to the guidelines.
Our board has also adopted a Code of Business Conduct and Ethics, which is designed to help officers, trust managers and employees resolve ethical issues in an increasingly complex business environment. It covers topics such as reporting unethical or illegal behavior, compliance with law, share trading, conflicts of interest, fair dealing, protection of our assets, disclosure of proprietary information, internal controls, personal community activities, business records, communication with external audiences and obtaining assistance to help resolve ethical issues. We have also adopted a Code of Ethical Conduct for Senior Financial Officers, which is applicable to our principal executive officer, principal financial officer, principal accounting officer, controller and persons performing similar functions.
You may obtain a copy of our committee charters, Guidelines on Governance, Code of Business Conduct and Ethics and Code of Ethical Conduct for Senior Financial Officers on the investor relations section of our website at www.camdenliving.com under “Corporate Governance.” This information is also available in print, free of charge to any person who requests it, by contacting us at Camden Property Trust, 3 Greenway Plaza, Suite 1300, Houston, Texas 77046, attention: Investor Relations.
Communication With Our Board
Any shareholder or interested party who wishes to communicate with our board of trust managers or any specific trust manager, including independent trust managers, may write to:
Mr. Lewis A. Levey
Lead Independent Trust Manager
Camden Property Trust
3 Greenway Plaza, Suite 1300
Houston, Texas 77046

Depending on the subject matter, Mr. Levey will:
•	forward the communication to the trust manager or trust managers to whom it is addressed (for example, if the communication received deals with questions, concerns or complaints regarding accounting, internal accounting controls and auditing matters, it will be forwarded to the chair of the audit committee for review);
•	forward to management if appropriate (for example, if the communication is a request for information about us or our operations or it is a stock-related matter that does not appear to require direct attention by our board or an individual trust manager); or
•	not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.
At each meeting of the board, our Lead Independent Trust Manager will present a summary of all communications received since the last meeting of the board and will make those communications available to any trust manager on request.

ELECTION OF TRUST MANAGERS
There are currently ten trust managers on the board. The nominating committee of the board recommended, and the board has selected, each of the ten current trust managers as a nominee for election at the annual meeting. No trust manager was selected for nomination at the 2009 annual meeting as a result of any arrangement or understanding between that trust manager and any other person.
Trust managers elected at the meeting will hold office for a one-year term. Unless you withhold authority to vote for one or more nominees, the persons named as proxies intend to vote for election of the ten nominees.
All nominees have consented to serve as trust managers. The board has no reason to believe any of the nominees will be unable to act as trust manager. However, if a trust manager is unable to stand for re-election, the board may either reduce the size of the board or the nominating committee may designate a substitute. If a substitute nominee is named, the proxies will vote for the election of the substitute.
The nominees are as follows:

Richard J. Campo
Age:	54
Trust Manager Since:	1993
Principal Occupation:	Chairman of the Board of Trust Managers and Chief Executive Officer of Camden Property Trust since May 1993

William R. Cooper
Age:	72
Trust Manager Since:	1997
Principal Occupation:	Private Investor
Recent Business Experience:	Since April 1997, Mr. Cooper has been a private investor. Prior to April 1997, Mr. Cooper served for 30 years in a variety of capacities with Paragon Group, Inc. and/or its predecessor.

Scott S. Ingraham
Age:	54
Trust Manager Since:	1998
Principal Occupation:	Private Investor and Strategic Advisor
Recent Business Experience:	From 1999 until February 2005, Mr. Ingraham was Chairman of the Board and Chief Executive Officer of Rent.com or its predecessor, now owned by eBay.
Other Directorships:	LoopNet, Inc. (online commercial real estate services), Kilroy Realty, Inc. (office property REIT)

Lewis A. Levey
Age:	67
Trust Manager Since:	1997 (Lead Independent Trust Manager since February 2008)
Principal Occupation:	Private Investor and Management Consultant
Recent Business Experience:	Since April 1997, Mr. Levey has been a private investor and management consultant. He is also involved as a Principal with a commercial real estate management and leasing firm focused on office buildings. Prior to April 1997, Mr. Levey served for more than 25 years in a variety of capacities with Paragon Group, Inc. and/or its predecessor.
Other Directorships:	Enterprise Financial Services Corp. (financial services)

William B. McGuire, Jr.
Age:	64
Trust Manager Since:	2005
Principal Occupation:	Private Investor
Recent Business Experience:	From 1994 until February 2005, Mr. McGuire was a director and executive officer of Summit Properties Inc., most recently serving as its co-chairman of the board from April 2001 until February 2005.

D. Keith Oden
Age:	52
Trust Manager Since:	1993
Principal Occupation:	From March 2008, Mr. Oden has been the President of Camden Property Trust. Mr. Oden served as President and Chief Operating Officer of Camden Property Trust from December 1993 to March 2008.

William F. Paulsen
Age:	62
Trust Manager Since:	2005
Principal Occupation:	Private Investor
Recent Business Experience:	From 1994 until February 2005, Mr. Paulsen was a director and executive officer of Summit Properties Inc., most recently serving as its co-chairman of the board from April 2001 to February 2005.
Other Directorships:	Crystal River Capital, Inc. (structured finance REIT)

F. Gardner Parker
Age:	67
Trust Manager Since:	1993 (Lead Independent Trust Manager 1998 to February 2008)
Principal Occupation:	Private Investor
Recent Business Experience:	Mr. Parker has been involved in structuring private and venture capital investments for the past 15 years.
Other Directorships:	Carrizo Oil & Gas, Inc. (oil and gas exploration and development), Sharps Compliance Corp. (waste management services), Hercules Offshore, Inc. (offshore drilling and liftboat services), Pinnacle Gas Resources, Inc. (natural gas exploration and development)

Steven A. Webster
Age:	57
Trust Manager Since:	1993
Principal Occupation:	President and Co-managing Partner, Avista Capital Partners, a private equity investment firm, since 2005
Recent Business Experience:	From 2000 to 2005, Mr. Webster was Chairman of Global Energy Partners, an affiliate of CSFB Private Equity.
Other Directorships:	Chairman of Carrizo Oil & Gas, Inc. (oil and gas exploration and development), Chairman of Basic Energy Services, Inc. (oil and gas services), director of Seacor Holdings, Inc. (tanker and marine services), director of Hercules Offshore, Inc. (offshore drilling and liftboat services), director of Geokinetics Inc. (seismic data acquisition services)

Kelvin R. Westbrook
Age:	53
Trust Manager Since:	2008
Principal Occupation:	President and Chief Executive Officer of KRW Advisors, LLC, a privately-held company in the business of providing consulting and advisory services in the telecommunications, media and other industries, since September 2007.
Recent Business Experience:	From October 2006 to September 2007, Mr. Westbrook was Chairman and Chief Strategic Officer of Broadstripe, LLC (formerly known as Millennium Digital Media Systems, L.L.C.) (broadband communication services). From 1997 to October 2006, Mr. Westbrook served as President and Chief Executive Officer of Broadstripe, LLC. In January 2009, Broadstripe, LLC filed for protection from creditors under the federal bankruptcy laws.
Other Directorships:	Archer-Daniels Midland Company (agribusiness-crop origination and transportation), Stifel Financial Corp. (financial services)
Required Vote
Each nominee must be re-elected by the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the annual meeting.
The board recommends you vote FOR the nominees listed above.

EXECUTIVE OFFICERS
There is no family relationship among any of our trust managers or executive officers. No executive officer was selected as a result of any arrangement or understanding between that executive officer and any other person. All executive officers are elected annually by, and serve at the discretion of, the board of trust managers.
Our executive officers and their ages, current positions, and recent business experience (all of which was with us or our wholly-owned subsidiaries) are as follows:

Name	Age	Position	Recent Business Experience
Richard J. Campo	54	Chairman of the Board of Trust Managers and Chief Executive Officer (May 1993-present)	Chairman of the Board of Trust Managers and Chief Executive Officer (May 1993 to present)

D. Keith Oden	52	President (March 2008-present)	President and Chief Operating Officer (December 1993 to March 2008)

H. Malcolm Stewart	57	Chief Operating Officer (March 2008-present)	Executive Vice President-Real Estate Investments and Chief Investment Officer (September 1998-March 2008), Senior Vice President-Construction (December 1993-September 1998)

Dennis M. Steen	50	Senior Vice President-Finance, Chief Financial Officer and Secretary (September 2003-present)	Vice President-Controller, Chief Accounting Officer and Treasurer (August 1999-September 2003)

Steven K. Eddington	60	Senior Vice President-Operations (September 2002-present)	Regional Vice President and General Manager (West Region) (March 1998-September 2002)

Stephen R. Hefner	46	Senior Vice President-Construction (March 2008-present)	Vice President-Construction (March 1998-March 2008)

Cynthia B. Scharringhausen	49	Senior Vice President-Human Resources (March 2008-present)	Vice President-Human Resources (April 2000-March 2008)

William W. Sengelmann	50	Senior Vice President-Real Estate Investments (March 2008-present)	Vice President-Real Estate Investments (January 1998-March 2008)

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table shows how many shares were owned by our trust managers and five most highly paid executive officers as of March 16, 2009, including shares such persons had a right to acquire within 60 days after March 16, 2009 through the exercise of vested options to purchase shares held in a rabbi trust, ordinary share options and through the exchange of units of limited partnership interest in our operating partnerships. The following table also shows how many shares were owned by beneficial owners of more than 5% of our shares as of March 16, 2009. Unless otherwise noted, each person has sole voting and investment power over the shares indicated below.

	Shares Beneficially Owed(2)(3)
Name and Address of Beneficial Owners(1)	Amount	Percent of Class
Morgan Stanley(4)	5,871,263	10.9%
FMR LLC.(5)	5,113,743	9.5%
Barclays Global Investors, N.A. (6)	4,011,671	7.5%
The Vanguard Group, Inc.(7)	3,952,653	7.4%
Invesco Institutional (N.A.), Inc.(8)	3,728,855	6.9%
D. Keith Oden	1,380,885	2.5%
Richard J. Campo(9)	1,363,212	2.5%
William B. McGuire, Jr.(10)	521,676	*
William F. Paulsen(11)	461,273	*
Lewis A. Levey(12)	447,587	*
William R. Cooper	415,157	*
H. Malcolm Stewart	344,522	*
Scott S. Ingraham(13)	139,606	*
Steven A. Webster	108,755	*
Steven K. Eddington	97,290	*
Dennis M. Steen	66,857	*
F. Gardner Parker	24,677	*
Kelvin R. Westbrook	425	*
All trust managers and executive officers as a group (16 persons)(14)	5,494,509	9.5%

*	Less than 1%

(1)	The address for Messrs. Campo, Oden, McGuire, Paulsen, Levey, Cooper, Stewart, Ingraham, Webster, Eddington, Steen, Parker, and Westbrook is c/o Camden Property Trust, 3 Greenway Plaza, Suite 1300, Houston, Texas 77046.

(2)	These amounts include shares the following persons had a right to acquire within 60 days after March 16, 2009 through the exercise of vested options to purchase shares held in a rabbi trust, ordinary share options and through the exchange of units of limited partnership interest in our operating partnerships. Each option represents the right to receive one common share upon exercise. Each partnership unit is exchangeable for one common share. We may elect to pay cash instead of issuing shares upon a tender of units for exchange.

	Vested Options Held		Other Vested	Units of Limited
	in a Rabbi Trust		Options	Partnership Interest
D. Keith Oden	655,041	(a)	426,296	—
Richard J. Campo	655,650	(b)	426,296	—
William B. McGuire, Jr.	—		—	414,803
William F. Paulsen	—		—	398,575	(c)
Lewis A. Levey	17,599		—	359,692	(d)
William R. Cooper	17,599		—	388,653	(e)
H. Malcolm Stewart	175,790		77,007	—
Scott S. Ingraham	80,291		—	—
Steven A. Webster	20,799		—
Steven K. Eddington	27,345		41,271	—
Dennis M. Steen	19,711		14,722	—
F. Gardner Parker	13,443		—	—
Kelvin R. Westbrook	—		—	—
All trust managers and executive officers as a group (16 persons)	1,736,688		1,008,834	1,561,724

(a)	All such options have been pledged by Mr. Oden to a subsidiary of JPMorgan Chase & Co. as security for a loan or other extension of credit to Mr. Oden. Upon a default under the agreement governing such loan, JPMorgan Chase & Co. or any subsidiary thereof may sell the shares underlying such options.

(b)	All such options have been pledged by Mr. Campo to a subsidiary of JPMorgan Chase & Co. as security for a loan or other extension of credit to Mr. Campo. Upon a default under the agreement governing such loan, JPMorgan Chase & Co. or any subsidiary thereof may sell the shares underlying such options.

(c)	All such units and the common shares issuable upon the exchange of such units have been pledged by Mr. Paulsen to Merrill Lynch Bank USA as security for a loan or other extension of credit to Mr. Paulsen. Upon a default under the agreement governing such loan, Merrill Lynch Bank USA or its parent, Merrill Lynch & Co. Inc., or any subsidiary thereof, may sell the shares underlying such units.

(d)	Includes 300,018 units held by Lewis A. Levey Revocable Trust dated December 15, 1995, for which Mr. Levey is the trustee.

(e)	Includes 30,000 units held by Paragon Gnty Services LP. Mr. Cooper controls such entity.

(3)	The amounts exclude the following unvested option and share awards:

		Unvested
	Unvested Options	Share Awards
D. Keith Oden	210,978	59,228
Richard J. Campo	210,978	59,228
William B. McGuire, Jr.	—	3,436
William F. Paulsen	—	3,436
Lewis A. Levey	—	—
William R. Cooper	—	—
H. Malcolm Stewart	150,634	53,557
Scott S. Ingraham	—	3,436
Steven A. Webster	—	3,436
Steven K. Eddington	16,255	30,340
Dennis M. Steen	38,888	49,167
F. Gardner Parker	—	—
Kelvin R. Westbrook	—	1,701
All trust managers and executive officers as a group (16 persons)	703,528	304,290

(4)	Based on information contained in Amendment No. 1 to Schedule 13G filed with the SEC on February 17, 2009, Morgan Stanley possessed sole voting power over 3,152,637 shares, shared voting power over 347 shares and sole dispositive power over 5,871,263 shares and Morgan Stanley Investment Management Inc. possessed sole voting power over 2,664,856 shares, shared voting power over 347 shares and sole dispositive power over 4,888,959 shares. The address of Morgan Stanley is 1585 Broadway, New York New York 10036. The address of Morgan Stanley Investment Management Inc. is 522 Fifth Avenue, New York, New York 10036.

(5)	Based on information contained in a Schedule 13G filed with the SEC on February 17, 2009, FMR LLC possessed sole voting power over 664,890 shares and sole dispositive power over 5,113,743 shares and Edward C. Johnson 3rd possessed sole dispositive power over 5,113,743 shares. The address of FMR LLC and Edward C. Johnson 3rd is 82 Devonshire Street, Boston, Massachusetts 02109.

(6)	Based on information contained in a Schedule 13G filed with the SEC on February 5, 2009, Barclays Global Investors, NA possessed sole voting power over 1,372,705 shares and sole dispositive power over 1,590,074 shares, Barclays Global Fund Advisors possessed sole voting power over 1,876,123 shares and sole dispositive power over 2,176,855 shares, Barclays Global Investors, Ltd possessed sole voting power over 83,026 shares and sole dispositive power over 133,331 shares, Barclays Global Investors Japan Limited possessed sole voting power and sole dispositive power over 109,729 shares and Barclays Global Investors Canada Limited possessed sole voting power and sole dispositive power over 1,682 shares. The address of Barclays Global Investors, NA and Barclays Global Fund Advisors is 400 Howard Street, San Francisco, California 94105. The address of Barclays Global Investors, Ltd is 1 Royal Mint Court, London, EC3N 4HH. The address of Barclays Global Investors Japan Limited is Ebisu Prime Square Tower, 8th Floor, 1-1-39 Hiroo Shibuya-Ku, Tokyo 150-8402 Japan. The address of Barclays Global Investors Canada Limited is Brookfield Place, 161 Bay Street, Suite 2500, PO Box 614, Toronto, Canada, Ontario M5J 2S1.

(7)	Based on information contained in Amendment No. 5 to Schedule 13G filed with the SEC on February 13, 2009, The Vanguard Group, Inc. possessed sole voting power over 22,798 shares and sole dispositive power over 3,952,653 shares. The address of such entity is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(8)	Based on information contained in a Schedule 13G filed with the SEC on February 13, 2009, Invesco Institutional (N.A.), Inc. possessed sole voting power over 2,732,939 shares and sole dispositive power over 3,599,873 shares, Invesco Management S.A. possessed sole voting power and sole dispositive power over 2,100 shares, Invesco PowerShares Capital Management LLC possessed sole voting power and sole dispositive power over 4,096 shares, Invesco Powershares Capital Management Ireland Ltd. possessed sole voting power and sole dispositive power over 86 shares, Invesco Global Asset Management (N.A.), Inc. possessed sole dispositive power over 102,300 shares and Invesco Institutional (N.A.), Inc. possessed shared voting power over 34,061 shares and shared dispositive power over 20,400 shares. The address of each such entity is 1555 Peachtree Street NE, Atlanta, Georgia 30309.

(9)	Includes 281,266 shares pledged by Mr. Campo to financial institutions as security for loans or other extensions of credit to Mr. Campo. Upon a default under the agreement governing a loan, the applicable financial institution may sell such shares.

(10)	Includes 100,202 shares held by a family trust.

(11)	Includes 24,405 shares held by Mr. Paulsen’s wife and 24,204 shares held by a related family foundation.

(12)	Includes 640 shares held in a trust of which Mr. Levey’s wife is trustee and 62,265 shares held in a trust of which Mr. Levey is trustee.

(13)	Includes 1,050 shares held in accounts for the benefit of Mr. Ingraham’s children, for which Mr. Ingraham is the custodian.

(14)	Shares and/or units beneficially owned by more than one individual have been counted only once for this purpose.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Based solely on a review of Forms 3, 4 and 5 and amendments thereto furnished to us during or with respect to 2008, we believe all SEC filing requirements applicable to our trust managers, officers and beneficial owners of more than 10% of our common shares were complied with in 2008.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
We are not a party to any transaction with executive officers or trust managers that is required to be disclosed under Item 404(a) of Regulation S-K.

EXECUTIVE COMPENSATION
Compensation Committee Report
The Compensation Committee of Camden Property Trust has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE William A. Cooper Scott S. Ingraham Lewis A. Levey, Chair
Compensation Discussion and Analysis
Overview
This Compensation Discussion and Analysis describes the key principles and factors underlying our executive compensation policies for 2008 for our named executive officers, who are:
•	our Chairman of the Board and Chief Executive Officer, Richard J. Campo;
•	our President, D. Keith Oden;
•	our Chief Operating Officer, H. Malcolm Stewart;
•	our Senior Vice President-Finance, Chief Financial Officer and Secretary, Dennis M. Steen; and
•	our Senior Vice President-Operations, Steven K. Eddington.
Compensation Program Objectives and Policies
Overall Program Objectives
We design our compensation programs to achieve the following objectives in the context of our business:
•	support our business strategy and business plan by clearly communicating what is expected of executives with respect to goals and results and by rewarding achievement;
•	attract, motivate and retain executives with superior talent; and
•	align incentive compensation with performance measures that are directly related to our financial goals and creation of shareholder value.
The following principles guide us in developing executive compensation programs and setting total compensation levels for executives:
•	compensation levels should be closely tied to our success and each executive’s contribution to that success;
•	compensation programs should offer an opportunity for greater compensation for superior performance, balanced by the risk of lower compensation when performance is less successful; and
•	the mix and level of compensation for an executive should consider the importance of the executive to Camden, competition for that executive’s talent and relative levels of compensation for other executives.

Elements of Compensation
We seek to achieve our compensation objectives through six compensation elements:
•	a base salary;
•	a variable, annual, performance-based bonus;
•	an annual performance award program;
•	periodic grants of long-term, equity-based compensation such as share awards and/or options;
•	deferred compensation plans and programs defining when payments are made in connection with termination of employment and change in control of Camden; and
•	perquisites and other personal benefits.
These elements combine to promote the objectives described above. Base salary, termination payments, where applicable, and perquisites and other personal benefits provide a minimum level of compensation that helps attract and retain highly qualified executives. Performance-based bonuses and awards reward achievement of annual goals important to our business and shareholder value-creation strategies. Equity-based compensation aligns each executive’s compensation directly with the creation of longer-term shareholder value and promotes retention.
For senior executives, including the named executive officers, we believe that equity and performance-based compensation should be a higher percentage of total compensation than for less senior executives. Equity and performance-based compensation relate most directly to achievement of strategic and financial goals and to building shareholder value, and the performance of senior executives has a strong and direct impact in achieving these goals.
In making decisions with respect to any element of a named executive officer’s compensation, the compensation committee considers the total current compensation that may be awarded to the officer, including salary, annual bonus, performance awards and long-term incentive compensation. The compensation committee’s goal is to award compensation that is reasonable in relation to our compensation philosophy when all elements of potential compensation are considered.
Competitive Considerations
We are a complex organization that operates and recruits talent across diverse markets and necessarily must make each compensation decision in the context of the particular situation, including the individual’s specific roles, responsibilities, qualifications and experience. We take into account information about the competitive market for executive talent, but because individual roles and experience levels vary among companies and executives, we believe that strict benchmarking against selected groups of companies does not provide a meaningful basis for establishing compensation. Therefore, the compensation committee does not attempt to maintain a specific target percentile with respect to a specific list of benchmark companies in determining compensation for named executive officers. Rather, the compensation committee reviews information regarding competitive conditions from a variety of sources in making compensation decisions. These sources include industry studies and compensation surveys as well as publicly-available information regarding six public REITs (AvalonBay Communities, Inc., BRE Properties, Inc., Equity Residential, Essex Property Trust, Inc., Post Properties, Inc. and UDR, Inc.) that have the following criteria:
•	competitive companies in Camden’s major markets;
•	market capitalization, target markets, asset quality, financial structure and organization similar to Camden; and
•	development orientation and pipeline similar to Camden.

Policy Regarding Recoupment of Compensation
If we are required to restate our financial results due to material noncompliance with financial reporting requirements under the securities laws as a result of misconduct by an executive officer, applicable law permits us to recover incentive compensation from that executive officer (including profits realized from the sale of our securities). In such a situation, the board of trust managers would exercise its business judgment to determine what action it believes is appropriate. Action may include recovery or cancellation of any bonus or incentive payments made to an executive on the basis of having met or exceeded performance targets during a period of fraudulent activity or a material misstatement of financial results if the board determines such recovery or cancellation is appropriate due to intentional misconduct by the executive officer that resulted in performance targets being achieved that would not have been achieved absent such misconduct.
Policy with Respect to the $1 Million Deduction Limit
Section 162(m) of the Internal Revenue Code limits the deductibility on our tax return of compensation over $1 million to any of our named executive officers. However, compensation paid pursuant to a plan that is performance-related, non-discretionary and has been approved by our shareholders is not subject to section 162(m). We have such a plan and may utilize it to mitigate the potential impact of section 162(m). We did not pay any compensation during 2008 that would be subject to section 162(m). We believe, because we qualify as a REIT under the Internal Revenue Code and therefore are not subject to federal income taxes on our income to the extent distributed, the payment of compensation that does not satisfy the requirements of section 162(m) will not generally affect our net income. However, to the extent compensation does not qualify for deduction under section 162(m) or under our share incentive plan approved by shareholders to, among other things, mitigate the effects of section 162(m), a larger portion of shareholder distributions may be subject to federal income taxation as dividend income rather than return of capital. We do not believe section 162(m) will materially affect the taxability of shareholder distributions, although no assurance can be given in this regard due to the variety of factors that affect the tax position of each shareholder. For these reasons, the compensation committee’s compensation policy and practices are not directly governed by section 162(m).
Employment Agreements
We enter into employment agreements with senior officers, including all of the named executive officers, when the compensation committee determines an employment agreement is desirable for Camden to obtain a measure of assurance as to the executive’s continued employment in light of prevailing market competition for the particular position held by the executive officer, or where the compensation committee determines an employment agreement is necessary and appropriate to attract an executive in light of market conditions, the prior experience of the executive or practices at Camden with respect to other similarly situated employees. These employment agreements are more fully described below under “Compensation Tables—Employment Agreements” on page 31.
Determination of Compensation
Roles and Responsibilities
Compensation Committee. The compensation committee determines the compensation, including related terms of employment agreements, for each of the named executive officers. The compensation committee’s responsibilities include:
•	in consultation with senior management, to establish our general compensation philosophy and oversee the development and implementation of compensation programs;
•	to review our executive compensation plans in light of Camden’s goals and objectives with respect to such plans and, if the compensation committee deems it appropriate, to recommend to the board the adoption of new, or the amendment of existing, executive compensation plans;

•	to review and approve corporate goals and objectives relevant to the compensation of our executive officers, evaluate annually the performance of our executive officers in light of the goals and objectives, and determine the compensation level of each executive officer based on this evaluation; and
•	to review and approve any employment, severance and termination agreements or arrangements to be made with any of our executive officers.
The compensation committee meets regularly outside of the presence of management to discuss compensation decisions and matters relating to the design of compensation programs.
Compensation Consultant. During 2008, the compensation committee retained the compensation consulting firm of CEL & Associates, Inc. to assist in the continual development and evaluation of compensation policies. While the consultant was not directly involved with 2008 compensation determinations, it met with the compensation committee with and without management present and provided third-party data, advice and expertise on executive and trust manager compensation. At the direction of the compensation committee, the consultant has validated a market compensation analysis prepared by management on overall executive compensation competitiveness in the public REIT marketplace and among major competitors/peer group companies and prepared its own analysis of executive compensation matters (including positioning of programs in the competitive market and the design of plans consistent with the compensation committee’s compensation philosophy) and trust manager compensation matters and public disclosure of such matters.
Executive Officers. Richard J. Campo, our Chairman of the Board and Chief Executive Officer, and D. Keith Oden, our President, make recommendations to the compensation committee based on the compensation philosophy and objectives set by the compensation committee as well as current business conditions. More specifically, for each named executive officer, including themselves, Messrs. Campo and Oden review competitive market data and recommend to the compensation committee the performance measures and target goals, in each case for the review, discussion and approval of the compensation committee. For each executive officer other than themselves, Messrs. Campo and Oden also review the rationale and guidelines for compensation and annual share awards for the review, discussion and approval of the compensation committee. Messrs. Campo and Oden may attend meetings of the compensation committee at the request of the compensation committee chair, but do not attend executive sessions and do not participate in any compensation committee discussions relating to the final determination of their own compensation.
Base Salary
The objective of base salary is to provide fixed compensation to an individual that reflects his or her job responsibilities, experience, value to Camden, and demonstrated performance.
Salaries are determined by the compensation committee based on its subjective evaluation of a variety of factors, including:
•	the nature and responsibility of the position;
•	the impact, contribution, expertise and experience of the individual executive;
•	competitive market information regarding salaries to the extent available and relevant;
•	the importance of retaining the individual along with the competitiveness of the market for the individual executive’s talent and services; and
•	the recommendations of Messrs. Campo and Oden.
Merit-based salary increases to named executive officers’ salaries are based on these factors as well as, with respect to Messrs. Campo and Oden, the achievement of company-wide goals and, with respect to the other named executive officers, the achievement of company-wide goals as well as goals related to their respective areas of responsibility. These goals are described below under “Annual Bonus.”

Annual Bonus
The compensation program provides for a bonus linked to annual performance. The objective of the program is to compensate individuals annually based on the achievement of specific annual goals the compensation committee believes correlate closely with growth of long-term shareholder value.
The compensation committee determines a dollar value for annual bonuses. To more fully tie compensation to long-term performance, executives must receive at least 25% of their annual bonuses in shares and may elect to receive up to 50% of their annual bonuses in shares. These shares are valued at 150% of the cash value of the corresponding portion of the annual bonuses. Historically, executives have tended to elect to receive the maximum 50% in shares, further aligning compensation with the creation of shareholder value. The number of shares to be issued is determined based on the market share price at the date of grant. The shares issued pursuant to these grants vest 25% on the grant date and 25% on February 15th of each of the next three years.
The annual bonus process for named executive officers involves the following basic steps:
1.	Setting Camden Financial Goals. At the outset of the year, the compensation committee receives recommended financial performance measures and performance ranges for Camden from senior management and reviews and discusses them with senior management, and then sets performance goals for Camden.
2.	Setting Other Performance Objectives. At the same time it sets company-wide financial performance ranges, the compensation committee also approves other performance objectives for each named executive officer and his individual area of responsibility. These objectives are based on the recommendations of the Chairman of the Board and Chief Executive Officer and the President and we believe these objectives allow the compensation committee to play a more proactive role in identifying performance objectives beyond purely financial measures.
3.	Setting Weightings of Goals and Objectives. Also at the same time it sets financial goals and other performance objectives, the compensation committee approves the weightings of the financial goals and other performance objectives to help to ensure that only a high level of performance by the individual and Camden will allow an individual to realize increased compensation. These weightings are based on the recommendations of the Chairman of the Board and Chief Executive Officer and President. The compensation committee then approves guidelines for bonus and long-term compensation based on the weighed average achievement of goals. The guidelines for 2008 provided that weighted achievement against the goals would result in payout of bonus and long-term compensation as follows:

Percentage of Payout of Annual Bonus
Weighted Achievement Against Goals	and Long-Term Compensation
70-100% (exceeds expectations)	75–100%
50-69% (achieves expectations)	50–75%
Below 50% (below expectations)	Less than 50%
4.	Measuring Performance. After the end of the year, the compensation committee reviews Camden’s actual performance against each of the financial goals established at the outset of the year. In determining the extent to which the financial goals are met for a given period, the compensation committee exercises its judgment whether to reflect or exclude the impact of changes in accounting principles and extraordinary, unusual or infrequently occurring events. Consistent with its philosophy that a higher percentage of the most senior executives’ compensation should be tied to performance measures, the higher the individual’s position, the more heavily the goals are weighted by Camden performance. For this reason, 100% of Messrs. Campo and Oden’s compensation is based on company performance. For the other named executive officers, the goals and weightings are tied 50% to company performance and 50% to performance of the individual and his area of responsibility. This assessment allows compensation decisions to take into account each named executive officer’s personal performance and contribution during the year and other factors related to company performance that may not have been fully captured by the financial performance measures.

5.	Adjustment to Reflect Internal and External Equity. The next step in the process is adjustment to the preliminary annual bonus amount to reflect the compensation committee’s subjective determination of internal equity relative to compensation among our senior officers and external equity relative to compensation of senior officers of our peer group described above under “Compensation Program Objectives and Policies—Competitive Considerations.”
Performance Award Program
The compensation program provides for an award linked to annual performance. The objective of the award program is to reward individuals for the achievement of specific corporate goals the compensation committee believes correlate closely with growth of long-term shareholder value by awarding notional common shares (which do not represent actual common shares) to named executive officers based on achievement of company-wide goals described above. The notional shares expire on the tenth anniversary of the date of grant. The holders of notional shares receive an annual cash payment equal to their number of notional shares multiplied by a percentage of the actual dividend rate per share paid to holders of our common shares. The percentage used in determining 2008 awards was based on the achievement of the company-wide goals used in determining annual bonuses described above as follows:

Payment as a Percentage of
Weighted Achievement Against Goals	Common Dividends Per Share
70% to 100% (exceeds expectations)	125%
50% to 70% (achieves expectations)	75%
0-50% (below expectations)	0%
Long-Term Compensation
The long-term incentive program provides annual awards in the form of share awards and/or share options, which vest over time. The objective of the program is to align compensation for named executive officers over a multi-year period directly with the interests of shareholders by motivating and rewarding creation and preservation of long-term shareholder value.
Equity Grant Procedures. Equity awards to named executive officers (and to other employees) are made by the compensation committee only on dates the committee meets. Compensation committee meetings are normally scheduled well in advance and the schedule is not related to announcements of material information regarding Camden.
Equity Awards. Share and option awards reward shareholder value creation in slightly different ways. Option awards (which have exercise prices equal to the fair market value of our common shares on the date of grant) reward named executive officers only if the share price increases from the date of grant and their value only reflects decreases in share price to, but not below, the exercise price, after which the options would have no value upon exercise. Share awards are impacted by all share price changes, so the value to named executive officers is affected by both increases and decreases in share price from the market price at the date of grant.
Pursuant to our 2002 share incentive plan, upon the vesting of 20,000 or more options, the holder has the right to exercise some or all of the vested options by paying the exercise price with shares (the “Mature Shares”) that have been held by the holder for at least six months prior to the exercise date. Upon the exercise of options through this right, the holder will be deemed to have exchanged the Mature Shares for replacement shares without the requirement of tendering the Mature Shares to us, and receive a number of additional shares from us equal to the total number of shares covered by the options minus the number of Mature Shares used to pay the exercise price for the options (the “Incentive Payment Shares”).

Upon the exercise of this right, the holder receives a share grant by depositing with us 25% of the Incentive Payment Shares. Upon deposit of these shares, we grant to the holder a number of shares in an amount equal to 32.5% of the Incentive Payment Shares, 19.25% of which are designated as “Bonus Shares” and 80.75% of which are designated as “Additional Bonus Shares.”
The Bonus Shares vest 10% on each the first two anniversaries of the date of grant and 80% on the third anniversary of the date of grant. The Additional Bonus Shares vest 10% each of the first four anniversaries of the date of grant and 60% on the fifth anniversary of the date of grant. If a holder terminates his or her employment prior to the completion of these periods, the unvested portion of the Bonus Shares and the Additional Bonus Shares are forfeited.
Upon exercise of this right, the number of options as to which such right was exercised are “reloaded” and reissued to the holder, with such options representing the right to purchase a number of shares equal to the number of options exercised less the number of Incentive Payment Shares. Upon being reloaded, each reload option again represents the right to purchase a share at an exercise price equal to the fair market value of the share on the date of the notice of exercise of the Incentive Exchange Right. The reloaded options are fully vested on the date of issuance and the exercise period is the lesser of (i) ten years or (ii) the term of the original option, beginning on the date of exercise of the options being reloaded. In 2007, Messrs. Campo and Oden exercised reload options and received additional options and shares upon such exercise. There were no reload options exercised in 2008.
We account for share-based payments to employees in accordance with the requirements of FAS 123(R).
Deferred Compensation Plans and Termination Payments
Deferred Compensation Plans. The compensation committee has established a rabbi trust for the benefit of our officers, trust managers and other key employees in which in previous years such persons had the option to place share grants and other deferred compensation. A participant may purchase assets held by the rabbi trust at any time within 30 years from the date of vesting. The purchase price of a share is 25% of the fair value of that share on the date the share was placed in the rabbi trust. The purchase price of any other asset is 25% of the fair value of that asset on the date the asset was placed in the rabbi trust.
The compensation committee has also established a deferred compensation plan for the benefit of our officers, trust managers and other key employees in which the participant may elect to defer cash compensation and/or options or shares granted under our 2002 share incentive plan. A participant has a fully vested right to his or her cash deferral amounts, and the deferred option and share awards will vest in accordance with their terms.
In 2007 and 2008, we amended the deferred compensation plan and agreements relating to the rabbi trust, as well as employment agreements with our executive officers and our incentive share plan, to cause such agreements and plans to comply with applicable provisions of Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations issued thereunder. The amendments did not result in any additional compensation expense to Camden.
Termination and Change in Control Payments. We provide named executive officers with severance payments plus a gross-up payment if certain situations occur, such as termination without cause or a change in control. The objective of these benefits is to recruit and retain talent in a competitive market. Benefits that are provided following a change in control also are intended to motivate executive officers to remain with Camden despite the uncertainty and dislocation that arises in the context of change in control situations. These payment are summarized below and more fully described under “Compensation Tables—Potential Payments Upon Termination or Change in Control” starting on page 36.

For a termination other than for cause, the executive will be entitled to receive a severance payment equal to, in the case of Messrs. Stewart, Steen and Eddington, one times his respective annual base salary currently in effect and, in the case of Messrs. Campo and Oden, 2.99 times the greater of his current annual total compensation or his average annual total compensation over the three most recent years and Messrs. Campo and Oden will become fully vested in the unvested portion of any award made to the executive in respect to any retirement, pension, profit sharing, long-term incentive, or other similar such plans.
For a termination by reason of death or disability, the executive will be entitled to receive a severance payment equal to, in the case of Messrs. Stewart, Steen and Eddington, one times his annual base salary, including targeted cash bonus, at the date on which death occurs and, in the case of Messrs. Campo and Oden, 2.99, times the greater of his current annual total compensation or his average annual total compensation over the three most recent years. Each executive will become fully vested in the unvested portion of any award made to the executive in respect to any retirement, pension, profit sharing, long-term incentive or other similar such plans.
For a termination by reason of a change in control, the executive will be entitled to receive a severance payment plus a gross-up payment, if any, for excise taxes due on the change in control payments. In the case of each of Messrs. Steen and Eddington, the severance payment equals 2.99 times his average annual base salary over the previous three fiscal years. In the case of each of Messrs. Campo, Oden and Stewart, the severance payment generally equals 2.99 times the greater of his current annual total compensation or his average annual total compensation over the previous three fiscal years. Each executive will become fully vested in the unvested portion of any award made to the executive in respect to any retirement, pension, profit sharing, long-term incentive or other similar such plans.
Perquisites and Other Personal Benefits. We provide the named executive officers with perquisites and other personal benefits we and the compensation committee believe are reasonable and consistent with our overall compensation program to better enable Camden to attract and retain superior employees for key positions. The compensation committee periodically reviews the levels of perquisites and other personal benefits provided to the named executive officers.
We maintain other executive benefits we consider necessary in order to offer fully competitive opportunities to our executive officers, such as 401(k) retirement savings plans. Executive officers are also eligible to participate in all of our employee benefit plans, such as medical, dental, group life, disability and accidental death and dismemberment insurance, in each case on the same basis as other employees. We provide these benefits to help alleviate the financial costs and loss of income arising from illness, disability or death and to allow employees to take advantage of reduced insurance rates available for group policies.
2008 Decisions
The following is a discussion of the specific factors considered in determining salary, annual bonus, performance awards and long-term compensation for the named executive officers in 2008.
Base Salary
The following table identifies actions taken during 2008 with respect to salaries of the named executive officers:

Named Executive Officer	Action
Richard J. Campo	Increase from $434,660 to $447,700 effective January 1, 2008
D. Keith Oden	Increase from $434,660 to $447,700 effective January 1, 2008
H. Malcolm Stewart	Increase from $360,000 to $370,800 effective January 1, 2008
Dennis M. Steen	Increase from $341,000 to $351,230 effective January 1, 2008
Steven K. Eddington	Increase from $300,000 to $309,000 effective January 1, 2008

In making each of the changes in salary described above, the compensation committee reviewed changes in job responsibility, historical salary levels, performance and contribution made to Camden, the impact on total compensation, competitive conditions and the relationship of compensation to that of other Camden officers and determined the compensation awarded was appropriate to reward performance, ensure retention and maintain appropriate compensation differentials among our officers.
Annual Bonus
The following corporate goals were established for 2008 and utilized by the compensation committee to determine 2008 annual bonus and long-term compensation payments:
1.	The achievement of a target level of funds from operations (“FFO”) of $3.70 per share, which represents the mid-point of our annual guidance issued on February 8, 2008. We utilize The National Association of Real Estate Investment Trusts’ current definition of FFO, which is net income computed in accordance with generally accepted accounting principles, excluding gains or losses from depreciable operating property sales, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. A reconciliation of net income to FFO for the year ended December 31, 2008 is contained in our 2008 annual report and in our earnings release furnished on a Current Report on Form 8-K filed on February 12, 2009. Our FFO for the year ended December 31, 2008 was $2.90 per share, or approximately 22% below the goal. The negative variance to our goal resulted in part from recording impairment charges aggregating approximately $51.3 million related to a reduction in the number of planned development projects we will undertake. Excluding the impairment charges, our FFO per share would have been $3.77.
2.	The achievement of same-property net operating income (“NOI”) growth of 2.75%. We define NOI as total property income less property operating and maintenance expenses. A reconciliation of net income to NOI for the year ended December 31, 2008 is contained in our earnings release furnished on a Current Report on Form 8-K filed on February 12, 2009. For 2008, our same-property NOI declined 0.4% from 2007.
3.	The achievement of targeted transaction volume goal of $927 million by delivering a combination of acquisitions, dispositions and development starts. For 2008, we fell short of our budget for acquisitions, dispositions and development starts.
4.	The achievement of total shareholder return (i.e., share price appreciation and dividends paid) in the top one-third of the multifamily REIT sector. For determining relative performance, the multifamily REIT sector used for comparison consisted of Associated Estates Realty, Apartment Investment & Management Company, AvalonBay Communities, Inc., BRE Properties, Inc., Colonial Properties Trust, Equity Residential, Essex Property Trust, Home Properties, Inc., Mid-American Apartment Communities, Inc., Post Properties, Inc. and UDR, Inc. For 2008, our total shareholder return was not in the top one-third of this sector.
5.	The completion of new developments in accordance with the original time and financial budgets. In 2008, we stabilized five development communities. In the aggregate, these projects were not completed on time and within financial budget projections.
6.	The effectiveness of management in creating and communicating our corporate culture to all employees. We were named by FORTUNE magazine in 2007 and 2008 as one of the “100 Best Companies to Work For” in America. For 2008, we were ranked 41st overall, up nine places from the previous year. We were cited for our lively culture and commitment to having fun. We also created a group to assist us in developing our most talented employees to ensure our succession plan remains on track.
This year was tumultuous for all businesses, and we suffered accordingly. Among other factors, market disruption and volatility, unprecedented job losses, declining rental rates and velocity, historically low yields and a worsening economic outlook in 2008 resulted in shortfalls in achieving many of our goals. As a result of deteriorating market conditions, we decided it was in our best interests to reduce our transaction volume in 2008. We did, however, take a number of steps in 2008 to improve our liquidity and balance sheet, including obtaining commitments of $300 million in discretionary investment funds to provide capital for opportunistic investments, completing a $380 million secured financing with Fannie Mae, completing $140 million of dispositions at attractive yields even as market conditions deteriorated and repurchasing $137 million of debt maturing over the next two years at a yield to maturity of 11.42%.

The higher the individual’s position, the more heavily the goals are weighted by Camden performance. Therefore, 100% of Messrs. Campo and Oden’s compensation is based on company performance, with the goals and weightings set forth below:

Corporate Goals	Weighting
Achievement of FFO per share	30%
Achievement of targeted same-property NOI growth	20%
Achievement of targeted transaction volume	10%
Achievement of targeted total shareholder return	15%
Completion of new developments in accordance with the original time and financial budgets	20%
Effectiveness in communicating corporate culture to employees	5%

100%

For 2008, the weighted achievement level of corporate goals was in the “below expectations” category of 0% to 50%.
For the other named executive officers, the goals and weightings are tied 50% to company performance and 50% to performance of the individual and his area of responsibility. For Mr. Stewart, the weighted achievement level was in the “below expectations” category of 0% to 50%, based on the following goals and weightings:

Goals	Weighting
Completion of new developments in accordance with the original time and financial budgets	20%
Achievement of targeted same-property NOI growth	30%
Achievement of a targeted additions to our development pipeline	15%
Achievement of targeted dispositions	15%
Achievement of targeted acquisitions	10%
Achievement of property supervision and general and administrative departmental budgets	5%
Effectiveness in communicating corporate culture to employees	5%

100%

For Mr. Steen, the weighted achievement level was in the “exceeds expectations” category of 70% to 100%, based on the following goals and weightings:

Goals	Weighting
Effective supervision of financial reporting and related functions, systems and personnel	25%
Effective management of our balance sheet obligations	25%
Effective management of processes and systems	15%
Effective management of insurance function	10%
Effective supervision of internal audit function	10%
Growth in management responsibilities	10%
Effectiveness in communicating corporate culture to employees	5%

100%

For Mr. Eddington, the weighted achievement level was in the “below expectations” category of 0% to 50%, based on the following goals and weightings:

Goals	Weighting
Achievement of targeted same-property NOI growth	40%
Effective implementation and oversight of on-site property initiatives	35%
Effective implementation of property sales culture	15%
Effective management of document management processes	10%

100%

The amount of the annual bonus paid to each executive officer in the form of share awards is set forth in the table below under “Long Term Compensation” under “Annual Bonus-Share Award” and the total bonus amount paid to each of the named executive officers is set forth in the section below titled “Total Compensation.”
Performance Award Program
Because the achievement of corporate goals was in the “below expectations” category, none of the named executive officers for fiscal 2008 received any payments under the Performance Award Program.
Long Term Compensation
The compensation committee granted 294,642 share awards and 489,509 options to purchase common shares to the named executive officers and other employees for 2008.
In January 2009, the compensation committee awarded, based on 2008 performance, annual bonus, share and option awards to the following named executive officers:

	Grant	Number of		Base/Exercise
Name	Date	Shares	Award Type	Price of Award
Richard J. Campo	1/28/09	16,863	Share Award	$30.06
	n/a	—	Annual Bonus-Share Award	n/a
	1/28/09	165,653	Option Award	$30.06

D. Keith Oden	1/28/09	16,863	Share Award	$30.06
	n/a	—	Annual Bonus-Share Award	n/a
	1/28/09	165,653	Option Award	$30.06

H. Malcolm Stewart	1/28/09	10,422	Share Award	$30.06
	1/28/09	6,315	Annual Bonus-Share Award	$30.06
	1/28/09	102,388	Option Award	$30.06

Dennis M. Steen	1/28/09	19,670	Share Award	$30.06
	1/28/09	6,198	Annual Bonus-Share Award	$30.06
	n/a	—	Option Award	n/a

Steven K. Eddington	1/28/09	8,248	Share Award	$30.06
	1/28/09	5,838	Annual Bonus-Share Award	$30.06
	n/a	—	Option Award	n/a
Share awards vest in five equal annual installments beginning on February 15th following the one year anniversary of the date of grant. Annual bonus-share awards vest 25% immediately on the date of grant and 25% in three equal annual installments beginning on February 15th following the one year anniversary of the date of grant. The initial 25% vesting for annual bonus-share awards was recognized in our financial statements for the fiscal year 2008 and are included in the Summary Compensation Table under the “Stock Awards” column. Option awards granted in 2009 for 2008 performance vest in five equal annual installments on February 15, 2010, 2011, 2012, 2013 and 2014.

Employment Agreement Modifications
In connection with Mr. Stewart’s promotion in March 2008 to Chief Operating Officer, his employment agreement was modified to reflect his new position and to align provisions related to change in control payments to those applicable to our other highest-level executive officers. These provisions are described below under “Compensation Tables—Employment Agreements” and “—Potential Payments Upon Termination or Change in Control.”
Total Compensation
Based on company performance as described above, as well as each named executive officer’s achievement of his individual 2008 goals, the compensation committee determined that the named executive officers were entitled to receive the compensation detailed below for 2008.

					Long-Term
		Annual Bonus			Compensation
		Cash	Share	Performance	Share	Option
Name	Salary	Bonus	Award	Award	Award	Award	Total
Richard J. Campo	$447,700	$—	$—	$—	$506,902	$507,014	$1,461,616

D. Keith Oden	447,700	—	—	—	506,902	507,014	1,461,616

H. Malcolm Stewart	370,800	126,563	189,844	—	313,285	313,379	1,313,871

Dennis M. Steen	351,230	124,200	186,300	—	591,280	—	1,253,010

Steven K. Eddington	309,000	117,000	175,500	—	247,935	—	849,435
The cash bonuses shown above appear in the Summary Compensation Table under the column headed “Non-Equity Incentive Plan Compensation.”
With respect to 2008 bonus compensation in the form of equity awards, both the share and option awards were made on January 28, 2009. Because the equity awards for 2008 compensation were made in 2009, pursuant to applicable disclosure rules, such awards will be reflected in the Summary Compensation and Grants of Plan-Based Awards tables in our proxy statement for the 2010 annual meeting of shareholders. For the purpose of calculating the number of shares to be granted, the dollars allocated to share awards were divided by $30.06 per share, which was the closing price of our common shares on the date of grant. For the purpose of calculating the number of shares subject to the options to be granted, the dollars allocated to options were divided by $3.06, which price was calculated using the Black-Scholes option pricing model, which we use to measure compensation cost under FAS 123(R). The options have an exercise price per share of $30.06, which was the closing price of our common shares on the date of grant.

Compensation Tables
Summary Compensation Table
The table below summarizes the total compensation paid or earned by each of the named executive officers for the three years ended December 31, 2008. We have entered into employment agreements with each of the named executive officers, which are described below under “Employment Agreements.”

							Change in
							Pension Value
							and
						Non-Equity	Nonqualified
						Incentive Plan	Deferred
Name and Principal				Stock	Option	Compensation	Compensation	All Other
Position	Year	Salary	Bonus	Awards (1)	Awards (1)	(2)	Earnings (3)	Compensation		Total
Richard J. Campo	2008	$447,700	$—	$669,230	$69,070	$—	$—	$—		$1,186,000
Chairman of the	2007	434,660	—	491,183	276,321	200,000	—	12,199	(5)	1,414,363
Board and Chief	2006	434,660	—	2,618,777	536,587	448,000	—	21,360	(6)	4,059,384
Executive Officer

D. Keith Oden	2008	$447,700	$—	$669,230	$69,070	$—	$—	$—		$1,186,000
President	2007	434,660	—	491,183	276,321	200,000	—	—		1,402,164
	2006	434,660	—	2,618,777	536,587	448,000	—	—		4,038,024

H. Malcolm Stewart	2008	$370,800	$—	$930,451	$54,804	$126,563	$—	$3,000	(4)	$1,485,618
Chief Operating	2007	360,000	—	909,480	1,391	168,750	—	3,000	(4)	1,442,621
Officer	2006	342,000	—	549,386	138,945	303,000	—	10,356	(7)	1,343,687

Dennis M. Steen	2008	$351,230	$—	$740,627	$44,174	$124,200	$—	$3,000	(4)	$1,263,231
Chief Financial	2007	341,000	—	658,319	1,391	155,250	—	3,000	(4)	1,158,960
Officer, Senior	2006	325,000	—	326,464	19,455	288,000	—	2,700	(4)	961,619
Vice President — Finance and Secretary

Steven K. Eddington	2008	$309,000	$—	$592,166	$18,465	$117,000	$—	$3,000	(4)	$1,039,631
Senior Vice	2007	300,000	—	587,235	1,391	146,250	—	3,000	(4)	1,037,876
President-Operations	2006	285,000	—	334,223	38,791	278,000	—	2,700	(4)	938,714

(1)	The dollar amount recognized for financial statement reporting purposes with respect to the fiscal year for awards of shares accounted for in accordance with FAS 123(R). Assumptions used in the calculation of these amounts are included in note 11 to our audited financial statements for the year ended December 31, 2008 included in our annual report on Form 10-K for the year ended December 31, 2008. For 2006, includes approximately $2.1 million for each of Messrs. Campo and Oden for the accelerated vesting of share awards. For 2006, 2007 and 2008, the following table sets forth the portions of the annual bonuses paid in shares:

	Number of Shares
	2008 (a)	2007 (b)	2006 (c)
Richard J. Campo	—	6,247	4,788
D. Keith Oden	—	6,247	4,788
H. Malcolm Stewart	6,315	5,271	3,591
Dennis M. Steen	6,198	4,850	3,304
Steven K. Eddington	5,838	4,568	3,112

(a)	As determined by the compensation committee on January 28, 2009 based on achievement of performance goals determined in January 2008, as discussed in more detail starting on page 24 under the heading “2008 Decisions—Annual Bonus.” Neither Mr. Campo, nor Mr. Oden, received any annual bonus for 2008.

(b)	As determined by the compensation committee on January 30, 2008 based on achievement of performance goals determined in January 2007.

(c)	As determined by the compensation committee on January 30, 2007 based on achievement of performance goals determined in January 2006.

(2)	Represents the following cash awards:

(a)	Cash awards made under the Performance Award Program, which is discussed in further detail on page 21 under the heading “Determination of Compensation—Performance Award Program” as follows:

	2008	2007	2006
Richard J. Campo	$—	$—	$198,000
D. Keith Oden	—	—	198,000
H. Malcolm Stewart	—	—	115,500
Dennis M. Steen	—	—	115,500
Steven K. Eddington	—	—	115,500

(b)	Portions of the annual bonus paid in cash as follows:

	2008 (i)	2007 (ii)	2006 (iii)
Richard J. Campo	$—	$200,000	$250,000
D. Keith Oden	—	200,000	250,000
H. Malcolm Stewart	126,563	168,750	187,500
Dennis M. Steen	124,200	155,250	172,500
Steven K. Eddington	117,000	146,250	162,500

(i)	As determined by the compensation committee on January 28, 2009 based on achievement of performance goals determined in January 2008, as discussed in more detail starting on page 24 under the heading “2008 Decisions—Annual Bonus.” Neither Mr. Campo, nor Mr. Oden, received any annual bonus for 2008.

(ii)	As determined by the compensation committee on January 30, 2008 based on achievement of performance goals determined in January 2007.

(iii)	As determined by the compensation committee on January 30, 2007 based on achievement of performance goals determined in January 2006.

(3)	We do not have a pension plan. There were no earnings on non-qualified deferred compensation that were above-market or preferential. Greater detail regarding our deferred compensation plans can be found starting on page 34 under “Nonqualified Deferred Compensation.”

(4)	Represents matching contributions under our 401(k) plan.

(5)	Represents the cost of club memberships not exclusively used for business entertainment ($10,691) and matching contributions under our 401(k) plan.

(6)	Represents the cost of club memberships not exclusively used for business entertainment ($20,876) and the reimbursement of auto-related costs for personal use ($484).

(7)	Represents the cost of club membership not exclusively used for business entertainment ($4,232), the reimbursement of auto-related costs for personal use ($3,424) and matching contributions under our 401(k) plan.

Grants of Plan Based Awards
The following table sets forth certain information with respect to shares granted during the year ended December 31, 2008 for each named executive officer with respect to annual bonus, performance award program and long-term compensation. The amounts shown in the All Other Stock Awards: Number of Shares and All Other Option Awards: Number of Securities Underlying Options columns reflect the actual share and option awards made in January 2008 with respect to performance in 2007.

										All Other
										Option	Exercise
									All Other	Awards:	or Base	Grant Date
									Stock	Number of	Price of	Fair Value of
			Estimated Future Payouts Under Non-			Estimated Future Payouts Under			Awards:	Securities	Option	Stock and
	Grant		Equity Incentive Plan Awards			Equity Incentive Plan Awards			Number	Underlying	Awards	Option
Name	Date		Threshold	Target	Maximum	Threshold	Target	Maximum	of Shares	Options	(2)	Awards (3)
Richard J. Campo	1/28/09	(1)	—	$126,000	$210,000	—	—	—	—	—	—	n/a
	1/30/08	(4)	—	—	—	—	—	—	—	56,656	$48.02	$286,815
	1/30/08	(4)	—	—	—	—	—	—	11,839	—	48.02	568,509
	1/30/08	(5)	—	—	—	—	—	—	6,247	—	48.02	299,981

D. Keith Oden	1/28/09	(1)	—	$126,000	$210,000	—	—	—	—	—	—	n/a
	1/30/08	(4)	—	—	—	—	—	—	—	56,656	$48.02	$286,815
	1/30/08	(4)	—	—	—	—	—	—	11,839	—	48.02	568,509
	1/30/08	(5)	—	—	—	—	—	—	6,247	—	48.02	299,981

H. Malcolm Stewart	1/28/09	(1)	—	$105,000	$175,000	—	—	—	—	—	—	n/a
	1/30/08	(4)	—	—	—	—	—	—	—	60,308	$48.02	$305,303
	1/30/08	(4)	—	—	—	—	—	—	12,603	—	48.02	605,196
	1/30/08	(5)	—	—	—	—	—	—	5,271	—	48.02	253,113

Dennis M. Steen	1/28/09	(1)	—	$73,500	$122,500	—	—	—	—	—	—	n/a
	1/30/08	(4)	—	—	—	—	—	—	—	48,610	$48.02	$246,083
	1/30/08	(4)		—	—	—	—	—	10,301	—	48.02	494,654
	1/30/08	(5)	—	—	—	—	—	—	4,850	—	48.02	232,897

Steven K. Eddington	1/28/09	(1)	—	$73,500	$122,500	—	—	—	—	—	—	n/a
	1/30/08	(4)	—	—	—	—	—	—	—	20,319	$48.02	$102,863
	1/30/08	(4)	—	—	—	—	—	—	4,335	—	48.02	208,167
	1/30/08	(5)	—	—	—	—	—	—	4,568	—	48.02	219,355

(1)	Reflects the threshold, target and maximum payment levels for 2008 under our performance award program, which levels were established in January 2008. The actual amounts received by the named executive officers for performance in 2008 are set out in the Summary Compensation Table. We do not use pre-set thresholds or multiples to determine awards under our annual bonus or long-term compensation programs.

(2)	The exercise or base price is equal to the closing price of our shares on the grant date.

(3)	For the January 30, 2008 option grants, the value was calculated using the Black-Scholes model with the following material assumption: expected volatility of 20.5%, risk-free interest rate of 3.6%, expected dividend yield of 5.8% and expected life of 7 years.

(4)	Granted in January 2008 for performance in 2007 and vest in five equal annual installments beginning on February 15th following the first anniversary of the date of the grant.

(5)	Granted in January 2008 for performance in 2007 and vest 25% on date of grant and 25% on February 15th of each of the next three years.

Employment Agreements
We have entered into an employment agreement with each of Messrs. Campo, Oden, Stewart, Steen and Eddington. The agreements with Messrs. Campo and Oden expire on July 22, 2009. However, on July 22 of each year, the expiration date of the agreements with Messrs. Campo and Oden will automatically be extended by one additional year so that as a result of such extension the then remaining term of employment will be one year. The agreements with Messrs. Stewart, Steen and Eddington expire on August 20, 2009. Six months prior to expiration, unless notification of termination is given, these agreements extend for one year from the date of expiration. The agreements with Messrs. Campo and Oden provide for a base salary of $447,700 per calendar year and the agreements with Messrs. Stewart, Steen and Eddington provide for a base salary of $370,800, $351,230 and $309,000 per calendar year, respectively, in each case as may be increased as determined by the board or compensation committee in its sole discretion. The agreements also provide that each such executive is eligible for annual incentive compensation and long term compensation as determined by the board or the compensation committee in its sole discretion, and to health/dental insurance, life insurance, disability insurance and similar benefits available to our employees. Each employment agreement contains provisions relating to compensation payable to the respective named executive officer in the event of a termination of such executive’s employment, which provisions are described below under “Potential Payments Upon Termination or Change in Control.”
Outstanding Equity Awards at Fiscal Year-End
The following table sets forth certain information with respect to the market value as of December 31, 2008 of all unexercised options and unvested share awards held by each named executive officer as of December 31, 2008.

	Option Awards					Stock Awards
								Market
	Number of	Number of				Number of		Value of
	Securities	Securities				Shares or		Shares or
	Underlying	Underlying				Units of		Units of
	Unexercised	Unexercised		Option	Option	Stock That		Stock That
	Options	Options		Exercise	Expiration	Have Not		Have Not
Name	Exercisable	Unexercisable		Price	Date	Vested		Vested
Richard J. Campo	2,891	—		$34.59	01/28/12	30,659	(1)	$960,853
	26,100	—		$31.48	02/05/13	7,080	(2)	221,887
	24,760	—		$41.91	01/28/12	13,042	(3)	408,736
	136,749	—		$42.90	01/29/14	3,222	(4)	100,977

	22,259	—		$44.00	01/28/12	54,003		$1,692,453

	37,098	—		$44.00	02/05/13
	100,000	—		$45.53	02/02/15
	—	56,656	(5)	$48.02	01/30/18
	201	—		$51.37	01/28/12
	30,660	—		$51.37	02/05/13
	16,047	—		$62.32	01/29/14
	7,939	—		$62.32	01/29/14
	10,261	—		$73.32	02/05/13

	414,965	56,656

	Option Awards					Stock Awards
								Market
	Number of	Number of				Number of		Value of
	Securities	Securities				Shares or		Shares or
	Underlying	Underlying				Units of		Units of
	Unexercised	Unexercised		Option	Option	Stock That		Stock That
	Options	Options		Exercise	Expiration	Have Not		Have Not
Name	Exercisable	Unexercisable		Price	Date	Vested		Vested
D. Keith Oden	2,891	—		$34.59	01/28/12	30,659	(1)	$960,853
	26,100	—		$31.48	02/05/13	7,080	(2)	221,887
	24,760	—		$41.91	01/28/12	13,042	(3)	408,736
	136,749	—		$42.90	01/29/14	3,222	(4)	100,977

	22,259	—		$44.00	01/28/12	54,003		$1,692,453

	37,098	—		$44.00	02/05/13
	100,000	—		$45.53	02/02/15
	—	56,656	(5)	$48.02	01/30/18
	201	—		$51.37	01/28/12
	30,660	—		$51.37	02/05/13
	16,047	—		$62.32	01/29/14
	7,939	—		$62.32	01/29/14
	10,261	—		$73.32	02/05/13

	414,965	56,656

H. Malcolm Stewart	4,573	—		$38.85	03/14/12	9,873	(6)	$309,420
	8,333	—		$31.48	02/05/13	4,122	(7)	129,183
	10,000	—		$42.90	01/29/14	37,407	(8)	1,172,335
	20,562	—		$43.90	01/28/12	6,685	(9)	209,508

	6,426	—		$43.90	02/05/13	58,087		$1,820,446

	—	60,308	(10)	$48.02	01/30/18
	7,526	—		$62.32	01/28/12
	4,703	—		$62.32	02/05/13
	2,822	—		$62.32	01/29/14

	64,945	60,308

Dennis M. Steen	5,000	—		$42.90	01/29/14	30,629	(11)	$959,913
	—	48,610	(13)	$48.02	01/30/18	6,113	(12)	191,582

	5,000	48,610				36,742		$1,151,495

Steven K. Eddington	1,696	—		$34.59	01/28/12	1,979	(14)	$62,022
	18,135	—		$31.48	02/05/13	489	(15)	15,325
	15,000	—		$42.90	01/29/14	19,125	(16)	599,378
	—	20,319	(18)	$48.02	01/30/18	5,831	(17)	182,744

	2,376	—		$62.32	01/28/12	27,424		$859,469

	37,207	20,319

(1)	7,072 shares vested on February 15, 2009, 7,073 shares vest on February 15, 2010, 2011 and 2012 and 2,368 shares vest on February 15, 2013.

(2)	2,759 shares vested on February 15, 2009, 2,759 shares vest on February 15, 2010 and 1,562 shares vest on February 15, 2011.

(3)	1,450 shares vested on February 15, 2009 and 11,592 shares vest on February 15, 2012.

(4)	358 shares vested on February 15, 2009, 358 shares vest on each of February 15, 2010 and 2011 and 2,148 shares vest on February 15, 2012.

(5)	11,331 shares vested on February 15, 2009, 11,331 shares vest on each of February 15, 2010, 2011 and 2012 and 11,332 shares vest on February 15, 2013.

(6)	9,873 shares vested on February 15, 2009.

(7)	1,988 shares vested on February 15, 2009, 305 shares vest on February 15, 2010 and 1,829 shares vest on February 15, 2011.

(8)	10,772 shares vested on February 15, 2009, 9,837 shares vest on February 15, 2010, 8,521 shares vest on February 15, 2011, 5,756 shares vest on February 15, 2012 and 2,521 shares vest on February 15, 2013.

(9)	3,152 shares vested on February 15, 2009, 2,215 shares vest on February 15, 2010 and 1,318 shares vest on February 15, 2011.

(10)	12,061 shares vested on February 15, 2009, 12,061 shares vest on February 15, 2010 and 12,062 shares vest on each of February 15, 2011, 2012 and 2013.

(11)	9,031 shares vested on February 15, 2009, 8,231 shares vest on February 15, 2010, 6,959 shares vest on February 15, 2011, 4,347 shares vest on February 15, 2012 and 2,061 shares vest on February 15, 2013.

(12)	2,861 shares vested on February 15, 2009, 2,039 shares vest on February 15, 2010 and 1,213 shares vest on February 15, 2011.

(13)	9,722 shares vested on February 15, 2009 and 9,722 shares vest on each of February 15, 2010, 2011, 2012 and 2013.

(14)	1,979 shares vested on February 15, 2009.

(15)	61 shares vested on February 15, 2009, 61 shares vest on February 15, 2010 and 367 shares vest on February 15, 2011.

(16)	6,122 shares vested on February 15, 2009, 5,321 shares vest on February 15, 2010, 4,329 shares vest on February 15, 2011, 2,486 shares vest on February 15, 2012 and 867 shares vest on February 15, 2013.

(17)	2,769 shares vested on February 15, 2009, 1,920 shares vest on February 15, 2010 and 1,142 shares vest on February 15, 2011.

(18)	4,063 shares vested on February 15, 2009 and 4,064 shares vest on each of February 15, 2010, 2011, 2012 and 2013.

Option Exercises and Shares Vested
The following table sets forth certain information with respect to options exercised by each named executive officer and share awards vested during 2008.

	Option Awards			Stock Awards
	Number of			Number of
	Shares			Shares
	Acquired on		Value Realized	Acquired on	Value Realized
Name	Exercise		on Exercise	Vesting	on Vesting
Richard J. Campo	15,124	(1)	$144,536	7,907	$237,401

D. Keith Oden	15,124	(1)	$144,536	7,907	$237,401

H. Malcolm Stewart	1,447		$20,388	14,596	$442,828

Dennis M. Steen	—		—	11,571	$347,824

Steven K. Eddington	—		—	9,989	$300,188

(1)	As a result of this exercise of options, 2,844 shares were issued and deferred into the deferred compensation plan.
Equity Compensation Plan
The following table summarizes information, as of December 31, 2008, relating to the 2002 share incentive plan, our equity compensation plan, pursuant to which grants of options, shares and other rights to acquire shares may be granted from time to time.

Number of securities
remaining available for
	Number of securities		future issuance under
	to be issued upon	Weighted-average	equity compensation
	exercise of	exercise price of	plans (excluding
	outstanding options,	outstanding options,	securities reflected in
	warrants and rights	warrants and rights	column (a))
Plan category	(a)	(b)	(c)
Equity compensation plans approved by security holders	4,125,312	$41.37	2,370,310
Equity compensation plans not approved by security holders	—	—	—

Total	4,125,312	$41.37	2,370,310

Nonqualified Deferred Compensation
Beginning in 1997, the compensation committee established a rabbi trust for the benefit of our officers, including the named executive officers, and trust managers in which in previous years such persons had the option to place share grants, compensation (including salary, bonuses and fees) and dividends on previously deferred share awards. Generally, a participant may purchase assets held by the rabbi trust at any time up to 30 years from the date of vesting. The purchase price of a share is 25% of the fair value of that share on the date the share was placed in the rabbi trust. The purchase price of any other asset is 25% of the fair value of that asset on the date the asset was placed in the rabbi trust. The compensation committee has also established a deferred compensation plan for the benefit of our officers, including the named executive officers, and trust managers in which the participant may elect to defer options or shares granted under our 2002 share incentive plan, compensation (including salary, bonuses and fees) and dividends on previously deferred share awards.

The following table provides certain information regarding contributions to and earnings (losses) in the rabbi trust and the deferred compensation plan as of December 31, 2008.

				Aggregate
	Executive	Aggregate	Aggregate	Balance at Last
	Contributions in	Earnings in Last	Withdrawals/	Fiscal
Name	Last Fiscal Year (1)	Fiscal Year (2)	Distributions	Year-End (3)
Richard J. Campo
Rabbi Trust	$—	$(19,716,312)	$(2,000,000)	$37,954,311
Deferred Compensation Plan	1,354,524	(3,460,143)	—	8,943,469

	$1,354,524	$(23,176,455)	$(2,000,000)	$46,897,780

D. Keith Oden
Rabbi Trust	$—	$(20,073,096)	$—	$39,906,924
Deferred Compensation Plan	1,352,425	(3,461,644)	—	8,945,959

	$1,352,425	$(23,534,740)	$—	$48,852,883

H. Malcolm Stewart
Rabbi Trust	$—	$(3,575,354)	$—	$8,370,674
Deferred Compensation Plan	858,309	(1,030,400)	—	2,312,716

	$858,309	$(4,605,754)	$—	$10,683,390

Dennis M. Steen
Rabbi Trust	$—	$(381,411)	$—	$833,432
Deferred Compensation Plan	727,551	(866,044)	—	2,161,605

	$727,551	$(1,247,455)	$—	$2,995,037

Steven K. Eddington
Rabbi Trust	$—	$(505,580)	$—	$1,263,287
Deferred Compensation Plan	225,855	(471,726)	—	976,724

	$225,855	$(977,306)	$—	$2,240,011

(1)	Reflects 2008 amounts participants elected to defer including share awards, salary, and bonuses; these amounts are included in the Summary Compensation Table on page 28. We credit to the participant’s account an amount equal to the amount designated as the participant’s deferral for the plan year as indicated in the participant’s deferral election. A participant has a fully-vested right to his or her cash deferral amounts, and the deferred option and share awards will vest in accordance with their terms. Amounts deferred by the participants in 2008 are comprised of:

Name	Salary	Bonus	Share Awards	Total
Richard J. Campo	$290,496	$195,538	$868,490	$1,354,524
D. Keith Oden	291,842	192,093	868,490	1,352,425
H. Malcolm Stewart	—	—	858,309	858,309
Dennis M. Steen	—	—	727,551	727,551
Steven K. Eddington	6,500	—	219,355	225,855

(2)	Aggregate earnings in 2008 represent the net unrealized loss reported by the administrator of our non-qualified deferred compensation plans, and represent the unrealized depreciation of Camden shares and dividends on previously deferred share awards, salary and bonuses. The losses on the deferred compensation plans do not include any company or executive contributions, and are not included in the Summary Compensation Table on page 28.

(3)	Includes amounts to be paid by the executive upon withdrawals from the deferred compensation plans as follows: Mr. Campo — $11,625,925; Mr. Oden — $12,089,854; Mr. Stewart — $2,477,372; Mr. Steen — $261,381; and Mr. Eddington — $386,929.

Potential Payments Upon Termination or Change in Control
The following summarizes the compensation payable to each named executive officer under his employment agreement in the event of a termination of such executive’s employment.
Payments Made Upon Any Termination
In all events, we are obligated to pay all salary and benefits accrued to the executive through and including the date of termination. Additionally, each executive will be entitled to receive the minimum bonus for the contract year during which the termination occurs, prorated through and including the date of termination.
Payments Made Upon a Termination Without Cause
If the employment term is terminated for reasons other than for cause, the executive will be entitled to receive a severance payment equal to, in the case of Messrs. Stewart, Steen and Eddington, one times his respective annual base salary currently in effect and, in the case of Messrs. Campo and Oden, 2.99 times the greater of his current annual total compensation or his average annual total compensation over the three most recent years. Annual compensation includes salary, bonuses, performance award payments and the value of long term incentive compensation. In addition, unless prohibited by the applicable provider, the executive shall continue to receive health and welfare benefits, as received before the executive’s termination, until the earlier of (a) the executive obtaining employment with another company or (b) the end of the employment term, as if the executive had not so terminated. Messrs. Campo and Oden will become fully vested in the unvested portion of any award made to the executive in respect to any retirement, pension, profit sharing, long-term incentive, or other similar such plans.
Payments Made Upon Death or Disability
If the employment term is terminated by reason of death or disability, the executive will be entitled to receive a severance payment equal to, in the case of Messrs. Stewart, Steen and Eddington, one times his annual base salary, including targeted cash bonus, at the date on which death occurs and in the case of Messrs. Campo and Oden, 2.99 times the greater of his current annual total compensation or his average annual total compensation over the three most recent years. Each executive will become fully vested in the unvested portion of any award made to the executive in respect to any retirement, pension, profit sharing, long-term incentive or other similar such plans. In addition, the executive would be entitled to receive continuation of certain welfare benefits.
Payments Made Upon a Change in Control
If the employment term is terminated by reason of a change in control, the executive will be entitled to receive a severance payment plus a gross-up payment, if any, for excise taxes due on the change in control payments. In the case of each of Messrs. Steen and Eddington, the severance payment equals 2.99 times his average annual salary over the previous three fiscal years. In the case of each of Messrs. Campo, Oden and Stewart, the severance payment generally equals 2.99 times the greater of his current annual total compensation or his average annual total compensation over the previous three fiscal years. Each executive will become fully vested in the unvested portion of any award made to the executive in respect to any retirement, pension, profit sharing, long-term incentive or other similar such plans. In addition, the executive would be entitled to receive continuation of certain welfare benefits.
The amounts set forth in the table below represent the compensation payable to each named executive officer under his respective employment agreement in the event of a termination of such executive’s employment. The amounts shown assume such termination was effective as of December 31, 2008 and therefore include amounts earned through such time and are estimates of the amounts that would be paid the executives upon their termination. The actual amounts to be paid can only be determined at the time of such executive’s termination. With respect to a termination by reason of death or disability, the amounts are payable within five days after the termination event. With respect to all other terminations, the amounts will be paid six months after the termination event, are fully vested in favor of the executive officer upon occurrence of a termination event, and we are required to transfer such amounts into a deferred compensation plan to be used solely for the purpose of paying such amounts to the executive officer.

		Reason For Termination
		Without	Death or	Change in
Name	Benefit	Cause	Disability	Control
Richard J. Campo	Bonus	$—	$—	$—
	Severance	6,330,566	6,330,566	6,330,566
	Options and Awards (1)	1,692,454	1,692,454	1,692,454
	Gross-Up Payment for Excise Taxes	—	—	—

		$8,023,020	$8,023,020	$8,023,020

D. Keith Oden	Bonus	$—	$—	$—
	Severance	6,330,566	6,330,556	6,330,566
	Options and Awards (1)	1,692,454	1,692,454	1,692,454
	Gross-Up Payment for Excise Taxes	—	—	—

		$8,023,020	$8,023,020	$8,023,020

H. Malcolm Stewart	Bonus	$253,125	$253,125	$253,125
	Severance	370,800	623,925	5,181,989
	Options and Awards (1)	139,672	1,820,447	1,820,447
	Gross-Up Payment for Excise Taxes	—	—	1,049,047

		$763,597	$2,697,497	$8,304,608

Dennis M. Steen	Bonus	$248,400	$248,400	$248,400
	Severance	351,230	599,630	1,013,839
	Options and Awards (1)	127,721	1,151,494	1,151,494

		$727,351	$1,999,524	$2,413,733

Steven K. Eddington	Bonus	$234,000	$234,000	$234,000
	Severance	309,000	543,000	891,000
	Options and Awards (1)	121,829	859,468	859,468

		$664,829	$1,636,468	$1,984,488

(1)	The amounts represent the benefit of acceleration of unvested options and share awards based upon our share price as of December 31, 2008.

BOARD COMPENSATION
We use a combination of cash and share-based compensation to attract and retain qualified candidates to serve on our board. In setting board compensation, we consider the significant amount of time trust managers expend in fulfilling their duties to us as well as the skill level we require of members of the board.
For 2008, trust managers, other than those who are our employees, were paid the following fees.

Annual fee	$18,000
For each board meeting attended	1,000
For each committee meeting attended	750
Chair of audit committee	15,000
We also reimburse trust managers for travel expenses incurred in connection with their activities on our behalf.
Each non-employee trust manager receives restricted shares with a market value of $100,000 on the date of grant upon his election to the board and on each succeeding year he is a trust manager. Our Lead Independent Trust Manager will receive additional restricted shares with a market value of $25,000 each year he is Lead Independent Trust Manager.
The table below summarizes the compensation we paid to each non-employee trust manager for 2008:

			Change in Pension
			Value and
			Nonqualified
			Deferred
	Fees Earned or	Stock Awards	Compensation	All Other
Name (1)	Paid in Cash	(2)	Earnings (3)	Compensation		Total
William R. Cooper	$34,750	$99,999	—	$—		$134,749
Scott S. Ingraham	37,250	102,012	—	—		139,262
Lewis A. Levey	35,750	124,986	—	—		160,736
William B. McGuire, Jr.	28,500	73,956	—	89,879	(4)	192,335
F. Gardner Parker	26,000	99,999	—	—		125,999
William F. Paulsen	29,750	73,956	—	119,928	(4)	223,634
Steven A. Webster	26,250	102,012	—	—		128,262
Kelvin R. Westbrook	15,250	14,426	—	—		29,676

(1)	Richard J. Campo, our Chairman of the Board and Chief Executive Officer, and D. Keith Oden, our President, are not included in this table as they are employees and thus receive no compensation for their services as trust managers. The compensation received by Messrs. Campo and Oden as employees is shown in the Summary Compensation Table on page 28.

(2)	Represents the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year for awards of shares accounted for in accordance with FAS 123(R). Assumptions used in the calculation of these amounts are included in note 11 to our audited financial statements for the year ended December 31, 2008 included in our annual report on Form 10-K for the year ended December 31, 2008.

As of December 31, 2008, none of the non-employee trust managers held any vested or unvested options and such persons held the following numbers of vested and unvested share awards:

		Unvested Share
Name	Vested Share Awards	Awards
William R. Cooper	24,899	—
Scott S. Ingraham	13,105	5,350
Lewis A. Levey	25,390	—
William B. McGuire, Jr.	2,083	4,817
F. Gardner Parker	24,277	—
William F. Paulsen	2,083	4,817
Steven A. Webster	23,549	5,350
Kelvin R. Westbrook	—	2,126

(3)	We do not have a pension plan. There were no earnings on non-qualified deferred compensation that were above-market or preferential.

(4)	Represents amounts paid pursuant to a defined post-retirement benefit plan relating to prior service with Summit Properties Inc. for health benefits, secretarial and computer-related services, and office facilities.

AUDIT COMMITTEE INFORMATION
Deloitte & Touche LLP has served as our independent registered public accountants for fiscal year 2008. Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions.
Report of the Audit Committee
The audit committee operates under a written charter adopted by the board of trust managers. The audit committee charter is available on the investor relations section of our website at www.camdenliving.com.
Each member of the audit committee satisfies the requirements for independence set forth in Rule 10A-3(b)(1) of the Securities Exchange Act of 1934 and Sections 303A.02 and 303A.07(b) of the NYSE’s listing standards and is free from any relationship that, in the opinion of the board of trust managers, would interfere with the exercise of his independent judgment as a member of the audit committee.
The audit committee met with management periodically during the year to consider the adequacy of the company’s internal controls and the objectivity of its financial reporting. The audit committee discussed these matters with the company’s independent registered public accountants and with appropriate company financial personnel, including the internal auditors. The audit committee also discussed with the company’s senior management, independent registered public accountants and internal auditors the process used for certifications by the company’s Chief Executive Officer and Chief Financial Officer required for certain of the company’s filings with the Securities and Exchange Commission.
The audit committee met privately with the independent registered public accountants, senior management, internal auditors and outside counsel, each of whom has unrestricted access to the audit committee. The audit committee appointed Deloitte & Touche LLP as the independent registered public accountants for the company after reviewing the firm’s performance and independence from management. Management has primary responsibility for the company’s financial statements and the overall reporting process, including the company’s system of internal controls.
The independent registered public accountants audited the annual financial statements prepared by management, expressed an opinion as to whether those financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the company and its subsidiaries in conformity with accounting principles generally accepted in the United States of America and discussed with the audit committee any issues they believed should be raised with the audit committee.
The audit committee reviewed with management and Deloitte & Touche LLP the company’s audited financial statements and met separately with both management and Deloitte & Touche LLP to discuss and review those financial statements and reports prior to issuance. The audit committee further reviewed and discussed our process to comply with Section 404 of the Sarbanes-Oxley Act. Management has represented, and Deloitte & Touche LLP has confirmed, to the audit committee the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.
The audit committee has discussed with Deloitte & Touche LLP matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.
The audit committee has received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the audit committee concerning independence, and has discussed with Deloitte & Touche LLP such firm’s independence.

Based on the review and discussions referred to above, the audit committee recommended to the board of trust managers the company’s audited financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.
The audit committee also reappointed, subject to shareholder ratification, Deloitte & Touche LLP as our independent registered public accountants for 2009.
This section of the proxy statement is not deemed “filed” with the SEC and is not incorporated by reference into our Annual Report on Form 10-K.
This audit committee report is given by the following members of the audit committee:
Scott S. Ingraham, Chair
Lewis A. Levey
Kelvin R. Westbrook
Independent Registered Public Accountant Fees
The following summarizes the approximate aggregate fees billed to us for the fiscal years ended December 31, 2008 and 2007 by our principal independent registered public accountants, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte Entities”):

	Total Approximate Fees
Type of Services (a)	2008	2007
Audit Fees (b)	$1,217,497	$1,580,718
Tax Fees (c)	137,465	148,274
All Other Fees (d)	4,620	6,905

Total (e)	$1,359,582	$1,735,897

(a)	All such services provided to us by the Deloitte Entities during 2008 and 2007 were pre-approved by the audit committee.

(b)	Fees for audit services billed in 2008 and 2007 include the following:
•	Audit of our annual financial statements;

•	Audit of our internal controls over financial reporting;

•	Reviews of our quarterly financial statements; and

•	Issuances of comfort letters, consents and other services related to SEC matters.

(c)	Fees for tax services billed in 2008 and 2007 included tax compliance services and tax planning and advisory services.

(d)	Fees for all other services billed in 2008 and 2007 consisted of permitted non-audit services, such as property and tax consulting services.

(e)	Excludes amounts we reimbursed the Deloitte Entities for out-of-pocket expenses, which totaled approximately $20,640 in 2008 and $26,400 in 2007.

Pre-Approval Policies and Procedures
The audit committee has developed policies and procedures concerning its pre-approval of audit and non-audit services provided to us by our independent registered public accountants. These provide that the audit committee must pre-approve all audit and permitted non-audit services (including the fees and terms thereof) to be rendered to us by our independent registered public accountants.
The independent registered public accountants provide the audit committee with a list describing the services expected to be performed by the independent registered public accountant. Any request for services not contemplated by this list must be submitted to the audit committee for specific pre-approval and the provision of such services cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the audit committee has authorized any of the members of the audit committee to approve the provision by our independent registered public accountants of non-audit services not prohibited by law. Any such decision made by a member of the audit committee will be reported by such member to the full audit committee at its next meeting.
In addition, although not required by the rules and regulations of the SEC, the audit committee generally requests a range of fees associated with each proposed service. The audit committee believes providing a range of fees for a service incorporates appropriate oversight and control of the independent registered public accountant relationship, while permitting us to receive immediate assistance from the independent registered public accountant when time is of the essence.
Ratification of the Selection of the Independent Registered Public Accountants
The audit committee has reappointed Deloitte & Touche LLP as our independent registered public accountants for 2009.
The proposal will be approved if it receives the affirmative vote of the majority of shares represented in person or by proxy at the meeting.
The audit committee, which has the sole authority to retain our independent registered public accountants, recommends you vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accountants for 2009.
SHAREHOLDER PROPOSALS
We must receive any shareholder proposal intended for inclusion in the proxy materials for the annual meeting to be held in 2010 no later than December 31, 2009. A shareholder may also nominate trust managers before the next annual meeting by submitting the nomination to us as described starting on page 5 under “Consideration of Trust Manager Nominees—Shareholder Nominees.” We did not receive any formal proposals during 2008 from shareholders.
REDUCE DUPLICATE MAILINGS
We are required to provide an annual report and proxy statement or notice of availability of these materials to all shareholders of record. If you have more than one account in your name or at the same address as other shareholders, we or your broker may discontinue mailings of multiple copies. If you wish to receive separate mailings for multiple accounts at the same address, you should mark the designated box on your proxy card. If you are voting on the Internet and you wish to receive multiple copies, you may notify your broker.
Once you have received notice from your broker or us that they or we will discontinue sending multiple copies to the same address, you will receive only one copy until you are notified otherwise or until you revoke your consent. If you received only one copy of this proxy statement and the annual report or notice of availability of these materials and wish to receive a separate copy for each shareholder at your household, or if, at any time, you wish to resume receiving separate proxy statements or annual reports or notices of availability, or if you are receiving multiple statements and reports and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Camden Property Trust, 3 Greenway Plaza, Suite 1300, Houston, Texas 77046, Attention: Investor Relations, or by calling us at (800) 922-6336 or (713) 354-2787, and we will promptly deliver additional materials as requested.

CAMDEN PROPERTY TRUST

**IMPORTANT NOTICE**

Regarding the Availability of Proxy Materials

You are receiving this communication because you hold shares in the above company, and the materials you should review before you cast your vote are now available.
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.
CAMDEN PROPERTY TRUST
ATTN: KIMBERLY CALLAHAN
THREE GREENWAY PLAZA
SUITE 1300
HOUSTON, TX 77046
Shareholder Meeting to be held on 5/6/2009

Proxy Materials Available
•	Notice and Proxy Statement
•	Annual Report

PROXY MATERIALS – VIEW OR RECEIVE

You can choose to view the materials online or receive a paper or e-mail copy. There is NO charge for requesting a copy. Requests, instructions and other inquiries will NOT be forwarded to your investment advisor.
To facilitate timely delivery please make the request as instructed below on or before 4/17/09.

HOW TO VIEW MATERIALS VIA THE INTERNET

Have the 12 Digit Control Number available and visit: www.proxyvote.com

HOW TO REQUEST A COPY OF MATERIALS

1) BY INTERNET	-	www.proxyvote.com
2) BY TELEPHONE	-	1-800-579-1639
3) BY E-MAIL*	-	sendmaterial@proxyvote.com

*	If requesting materials by e-mail, please send a blank e-mail with the 12 Digit Control Number (located on the following page) in the subject line.

See the Reverse Side for Meeting Information and Instructions on How to Vote

Meeting Information

Meeting Type:	Annual
Meeting Date:	5/6/2009
Meeting Time:	10:00 A.M. CDT
For holders as of:	3/16/09

Meeting Location:

Renaissance Hotel
6 E. Greenway Plaza
Houston, Texas 77046

How To Vote

Vote In Person

Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance.
At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet

To vote now by Internet, go to WWW.PROXYVOTE.COM. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your notice in hand when you access the web site and follow the instructions.

Voting Items
The Board of Directors recommends a vote FOR all nominees listed in Proposal 1 and FOR Proposal 2.
1.	Election of Trust Managers
Nominees:

01) Richard J. Campo	06) William F. Paulsen
02) William R. Cooper	07) D. Keith Oden
03) Scott S. Ingraham	08) F. Gardner Parker
04) Lewis A. Levey	09) Steven A. Webster
05) William B. McGuire, Jr.	10) Kelvin R. Westbrook
2.	Ratification of Deloitte & Touche LLP as the independent registered public accountants

CAMDEN PROPERTY TRUST
FORM OF PROXY FOR ANNUAL MEETING
TO BE HELD MAY 6, 2009
This proxy is solicited on behalf of the Board of Trust Managers.
The undersigned hereby appoints Richard J. Campo, D. Keith Oden and Dennis M. Steen, or any of them, proxies of the undersigned, with full powers of substitution, to vote all of the common shares of beneficial interest of Camden Property Trust the undersigned is entitled to vote at the Annual Meeting to be held on May 6, 2009 and at any adjournment thereof, and authorizes and instructs said proxies to vote as set forth on the reverse side.
The Board of Trust Managers recommends you vote FOR each of the nominees for trust manager. The audit committee, which has the sole authority to retain our independent registered public accountants, recommends you vote FOR the ratification of Deloitte & Touche LLP as our independent registered public accountants for 2009.
IMPORTANT — This Proxy must be signed and dated on the reverse side.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: You can access and review the Annual Report and Proxy Statement on the Internet by going to the investor relations section of our website at www.camdenliving.com.

			For	Withhold	For All	To withhold authority to vote
1.	Election of Trust Managers			All	Except	for any individual, mark “For
	Nominees:		☐	☐	☐	All Except” and write the nominee’s number on the line below:
	01) Richard J. Campo	06) William F. Paulsen
	02) William R. Cooper	07) D. Keith Oden
	03) Scott S. Ingraham	08) F. Gardner Parker
	04) Lewis A. Levey	09) Steven A. Webster
	05) William B. McGuire, Jr.	10) Kelvin R. Westbrook

2.	Ratification of Deloitte & Touche LLP as the independent registered public accountants		For ☐	Against ☐	Abstain ☐
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR all nominees listed in Proposal 1 and FOR Proposal 2.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature	Date	Signature (Joint Owners)	Date